                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                           CABLEVISION SYSTEMS CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                        CABLEVISION SYSTEMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996

To the Stockholders:

     The annual meeting of the stockholders of Cablevision Systems Corporation will be held at the Company's executive offices, One Media Crossways, Woodbury, New York 11797, on Wednesday, June 19, 1996 at ten o'clock in the morning for the following purposes:

        1. To elect fourteen (14) directors, each to serve for a term of one year and until their respective successors shall have been duly elected and qualified;

        2. To authorize and approve Cablevision Systems Corporation's First Amended and Restated 1996 Employee Stock Plan;

        3. To authorize and approve Cablevision Systems Corporation's 1996 Non-Employee Director Stock Option Plan;

        4. To ratify and approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year 1996;

        5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Pursuant to the By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on May 15, 1996. Accordingly, only holders of record of issued and outstanding Common Stock of the Company on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

                                          By order of the Board of Directors,

                                          CABLEVISION SYSTEMS CORPORATION

                                          ROBERT S. LEMLE
                                          Executive Vice President,
                                            General Counsel and Secretary

Woodbury, New York
May 24, 1996

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR STOCK TO BE VOTED, PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                        CABLEVISION SYSTEMS CORPORATION
                               EXECUTIVE OFFICES
                              ONE MEDIA CROSSWAYS
                            WOODBURY, NEW YORK 11797

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Cablevision Systems Corporation (the 'Company') for use at the annual meeting of its stockholders to be held at the Company's executive offices, on June 19, 1996 at ten o'clock in the morning and at any and all adjournments thereof.

     The shares represented by the proxy will be voted at the annual meeting and will be voted as specified on the proxy with respect to the election of directors and with respect to Proposals (2), (3) and (4) or, if no direction is indicated, will be voted in favor of the election as directors of the nominees listed below and in favor of Proposals (2), (3) and (4). The person giving the proxy has the power to revoke it at any time before it is voted at the annual meeting by written notice to the Secretary of the Company, or upon request if such person is present at the annual meeting.

     The cost of solicitation will be borne by the Company. The Company may use the services of its directors, officers and other regular employees to solicit proxies personally or by telephone, and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the expense of the Company. This proxy statement and the accompanying proxy are being sent to the stockholders of the Company on or about May 24, 1996. The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995 is enclosed herewith.

                                 VOTING RIGHTS

     Pursuant to the By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on May 15, 1996. Accordingly, only holders of record of Common Stock of the Company on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter. On March 31, 1996, the Company had outstanding 14,345,569 shares of Class A Common Stock, par value $.01 per share, each of which entitled the holder to one vote, and 11,572,709 shares of Class B Common Stock, $.01 par value per share, each of which entitled the holder to ten votes.

     Charles F. Dolan, the Chairman of the Company, and trusts for the benefit of members of his family, together beneficially own shares of capital stock of the Company having the power to elect as directors the ten persons nominated by the Board of Directors for election by holders of Class B Common Stock, which directors would constitute a majority of the Board of Directors and to authorize and approve Proposals (2), (3) and (4).

     In accordance with Company's confidential voting policy, all stockholder proxies, ballots and voting materials will be confidentially inspected and tabulated by independent inspectors of election and will not be disclosed to the Company except under certain limited circumstances.

                               BOARD OF DIRECTORS

     The Board of Directors of the Company met, or acted by written consent in lieu of meeting, seventeen times in 1995 and presently consists of 13 members, 7 of whom are officers of the Company or its subsidiaries.

BOARD COMMITTEES

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

     The Executive Committee consists of Messrs. Tatta, Bell, Lustgarten, Lemle and James Dolan. The Executive Committee is authorized to exercise, between meetings of the Board of Directors, all the powers thereof except as limited by Delaware law and except for certain specified exceptions including authorization of contracts with officers or directors, significant acquisitions, investments or guarantees, entering new businesses, the approval of operating budgets or the issuance of capital stock. The Executive Committee met, or acted by written consent in lieu of meeting, six times in 1995.

     The Audit Committee of the Board of Directors consists of Messrs. Hochman and Oristano. The functions of the Audit Committee are to review and report to the Board of Directors with respect to selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal audit controls and related matters. The Audit Committee met two times in 1995.

     The Compensation Committee consists of Messrs. Charles Dolan, Hochman and Tatta. The functions of the Compensation Committee are (i) to represent the Board in discharging its responsibilities with respect to the Company's employee stock plans and, in doing so, to administer such plans with regard to, among other things, the determination of eligibility of employees, the granting of stock, SARs and/or options, and the termination of such plans and (ii) to determine the appropriate levels of compensation, including salaries, bonuses, stock and option rights and retirement benefits for members of the Company's senior management, subject to the approval of the Board of Directors. The Compensation Committee met, or acted by written consent in lieu of meeting, two times in 1995.

     Each member of the Board of Directors participated in not less than 75% of the aggregate number of meetings or consents in lieu of meeting of the Board of Directors and of each Board committee of which he or she was a member, during 1995.

COMPENSATION OF DIRECTORS

     Directors who are not employees are paid a fee of $20,000 per year for services rendered in that capacity, a fee of $1,000 for each meeting attended in person and a fee of $500 for each meeting participated in by telephone. Members of the Audit Committee and members of the Compensation Committee who are not officers of the Company are paid a fee of $1,000 for each meeting attended in person and a fee of $500 for each meeting participated in by telephone. Non-employee members of the Board of Directors who serve on the Cablevision Employee Benefit Plans Investment Committee receive a fee of $1,000 for each meeting attended in person and a fee of $500 for each meeting participated in by telephone.

     John Tatta, a non-employee director, has a consulting agreement with the Company expiring in 1998 which provides for an annual consulting fee of $485,000, reimbursement of certain expenses and the continuation of certain life insurance and supplemental pension benefits provided to him when he was an employee. Pursuant to this consulting agreement. Mr. Tatta assists senior management of the Company in strategic planning and performs special projects relating to the Company's business.

                           (1) ELECTION OF DIRECTORS

     With respect to the election of directors, the Certificate of Incorporation of the Company provides that holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of directors constituting the whole Board and, if such 25% is not a whole number, then the holders of Class A Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors. Under the Company's By-Laws, the Board of Directors is to consist of at least three members, the exact number to be fixed by the Board. The Board has set the number of Directors to be elected at the annual meeting at fourteen directors (four of whom are to be elected by the holders of Class A Common Stock, and ten of whom are to be elected by the holders of Class B Common Stock), to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The four Class A Directors of the Company are elected by the favorable vote of a plurality of the shares of Class A Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. The ten Class B Directors of the Company are elected by the favorable vote of a plurality of the shares of Class B Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

     All proxies received by the Board of Directors from holders of Class A Common Stock and Class B Common Stock will be voted for the election of the respective directors hereinafter shown as the nominees of each such respective class of Common Stock, if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead. The Board of Directors knows of no reason to anticipate that this will occur. Abstentions from voting and broker non-votes (that is, shares held for customers of a broker but not voted because of a lack of instructions from the broker's customers) will have no effect on the outcome of the election of directors.

     The following table sets forth information at April 1, 1996 as to the nominees for election as directors of the Company.

            NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

                                                              PRINCIPAL OCCUPATION                      DIRECTOR
                                                              AND POSITION(S) WITH                    CONTINUOUSLY
          NAME OF NOMINEE              AGE                        THE COMPANY                            SINCE
- ------------------------------------   ---   ------------------------------------------------------   ------------
Charles D. Ferris...................   62    Director; Member, Mintz, Levin, Cohn, Ferris, Glovsky        1985
                                               & Popeo, P.C., Attorneys
Richard H. Hochman(1)(2)............   50    Director; Managing Partner of Regent Capital Partners,       1986
                                               L.P.
Victor Oristano(1)..................   79    Director; Chairman of Alda Communications Corp.              1985
Vincent Tese........................   53    Nominee for election as a Director; Director of The         --
                                               Bear Stearns Companies, Inc.

            NOMINEES FOR ELECTION BY HOLDERS OF CLASS B COMMON STOCK

                                                              PRINCIPAL OCCUPATION                      DIRECTOR
                                                              AND POSITION(S) WITH                    CONTINUOUSLY
          NAME OF NOMINEE              AGE                        THE COMPANY                            SINCE
- ------------------------------------   ---   ------------------------------------------------------   ------------
William J. Bell(3)..................   56    Vice Chairman and Director                                   1985
Charles F. Dolan(2).................   69    Chairman and Director                                        1985
James L. Dolan(3)...................   40    Chief Executive Officer and Director                         1991
Patrick F. Dolan....................   44    Director and Vice President of News                          1991
Robert S. Lemle(3)..................   43    Executive Vice President, General Counsel, Secretary         1988
                                               and Director
Marc A. Lustgarten(3)...............   49    Vice Chairman and Director                                   1985
Sheila A. Mahony....................   54    Senior Vice President and Director                           1988
Francis F. Randolph, Jr.............   68    Director                                                     1985
Daniel T. Sweeney...................   66    Director                                                     1985
John Tatta(2)(3)....................   75    Chairman of the Executive Committee and Director             1985

- ------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Executive Committee.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth the directors, nominees for election as a director and executive officers of the Company as of April 1, 1996.

               NAME                   AGE                                  POSITION
- -----------------------------------   ---   ----------------------------------------------------------------------

Charles F. Dolan...................   69    Chairman and Director
James L. Dolan.....................   40    Chief Executive Officer and Director
William J. Bell....................   56    Vice Chairman and Director
Marc A. Lustgarten.................   49    Vice Chairman and Director
Robert S. Lemle....................   43    Executive Vice President, General Counsel, Secretary and Director
William J. Quinn...................   49    President, Cable Operations
Joseph W. Cece.....................   43    Senior Vice President, Strategic Planning
Patrick F. Dolan...................   44    Director and Vice President of News
Thomas C. Dolan....................   43    Senior Vice President and Chief Information Officer
Sheila A. Mahony...................   54    Senior Vice President and Director
Barry J. O'Leary...................   52    Senior Vice President, Finance and Treasurer
Andrew B. Rosengard................   38    Senior Vice President and Controller
John Tatta.........................   75    Chairman of the Executive Committee and Director
Charles D. Ferris..................   62    Director
Richard H. Hochman.................   50    Director
Victor Oristano....................   79    Director
Francis F. Randolph, Jr............   68    Director
Daniel T. Sweeney..................   66    Director
Vincent Tese.......................   53    Nominee for election as a Director

     All directors hold office until the annual meeting of stockholders of the Company next following their election and until their successors are elected and qualified. All executive officers are elected to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

     Information with respect to the business experience and affiliations of the directors, nominees for election as a director and executive officers of the Company is set forth below.

     Charles F. Dolan -- Chairman and Director of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company's predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan.

     James L. Dolan -- Chief Executive Officer of the Company since October 1995 and Director of the Company since 1991. Vice President of the Company from 1987 to September 1992. Chief Executive Officer of Rainbow Programming Holdings, Inc., a subsidiary of the Company from September 1992 to October 1995. Director of Advertising Sales from 1985 to September 1992. Manager of Advertising Sales from 1983 to 1985. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.

     William J. Bell -- Vice Chairman and Director of the Company since 1985. Joined the Company's predecessor in 1979.

     Marc A. Lustgarten -- Director of the Company since 1985. Vice Chairman of the Company since 1989. Executive Vice President of the Company from 1985 to 1989.

     Robert S. Lemle -- Director of the Company since 1988. Executive Vice President, General Counsel and Secretary since February 1994. Senior Vice President, General Counsel and Secretary of the Company from 1986 to February 1994 and Vice President, General Counsel and Secretary of the Company from 1985 to 1986.

     William J. Quinn -- President, Cable Operations of the Company since September 1991. Vice President, Cable Operations and General Manager of the Company's Long Island cable television systems from 1986 to September 1991.

     Joseph W. Cece -- Senior Vice President, Strategic Planning of the Company since February 1996. President and Chief Operating Officer of Cablevision Lightpath, Inc. from January 1994 to February 1996. Vice President, New Business of the Company from September 1993 to January 1994. President and Publisher of T.V. Guide from October 1988 to August 1993.

     Patrick F. Dolan -- Director of the Company since August 1991. Vice President of News since September 1995. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Producer of Special Projects of News 12 Long Island from January 1990 to December 1991 and Special Projects Director of News 12 Long Island from May 1989 to January 1990. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.

     Thomas C. Dolan -- Senior Vice President and Chief Information Officer of the Company since February 1996. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company's East End Long Island cable system from November 1991 through July 1994. Thomas
C. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and James L. Dolan.

     Sheila A. Mahony -- Director of the Company since 1988. Senior Vice President of the Company since June 1995. Vice President of Government Relations and Public Affairs of the Company and its predecessor from 1980 to June 1995.

     Barry J. O'Leary -- Senior Vice President, Finance of the Company since 1986, Vice President of the Company from 1985 to 1986 and Treasurer of the Company since December 1985. Joined the Company's predecessor in 1984.

     Andrew B. Rosengard -- Senior Vice President and Controller of the Company since February 1996. Senior Vice President, Finance for Rainbow Programming Holdings, Inc. from 1990 to February 1996.

     John Tatta -- Director of the Company since 1985. Chairman of the Executive Committee of the Company and consultant to the Company since January 1992. President of the Company from 1985 through December 1991. Chief Operating Officer of the Company from 1985 to 1989.

     Charles D. Ferris -- Director of the Company since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the FCC from October 1977 until April 1981.

     Richard H. Hochman -- Director of the Company since February 1986. Managing Partner of Regent Capital Partners, L.P. since April 1995. Managing Director of PaineWebber Incorporated from 1990 to April 1995. Mr. Hochman is also a member of the Board of Directors of Alliance Entertainment Corporation, Western Publishing Group, Inc. and The Cronos Group.

     Victor Oristano -- Director of the Company since 1985. Chairman of Alda Communications Corp., a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1975. Mr. Oristano is also a member of the Board of Directors of People's Choice TV, Corp.

     Francis F. Randolph, Jr. -- Director of the Company since 1985. Vice Chairman of the Company from 1985 to June 1994.

     Daniel T. Sweeney -- Director of the Company since 1985. Senior Vice President of the Company from 1985 through June 1995.

     Vincent Tese -- Nominee for election as a Director of the Company. Director of The Bear Stearns Companies, Inc. since December 1994. Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese also serves on the Board of Directors of Quintel Entertainment, Inc. and Custodial Trust Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth (i) the number and percentage of shares of Class A and Class B Common Stock owned of record and beneficially as of March 31, 1996 by each director, each nominee for election as a director and each executive officer of the Company named in the summary compensation table below and (ii) the name, address and the number and percentage of shares of Class A and Class B Common Stock owned of record and beneficially by persons beneficially owning more than five (5%) percent of any class.

                                                                                                         COMBINED VOTING
                                                                                                            POWER OF
                                                CLASS A              CLASS B          CLASS A & CLASS B CLASS A & CLASS B
                                              COMMON STOCK         COMMON STOCK         COMMON STOCK      COMMON STOCK
                                              BENEFICIALLY         BENEFICIALLY         BENEFICIALLY      BENEFICIALLY
             NAME AND ADDRESS                   OWNED(1)           OWNED(1)(2)          OWNED(1)(2)        OWNED(1)(2)
- ------------------------------------------  ----------------     ----------------     ----------------  -----------------
Charles F. Dolan (3)(4)(5) ...............    259,306    1.8%    6,346,281   54.8%    6,605,587   25.5%        49.0%
One Media Crossways
Woodbury, NY 11797
Charles F. Dolan .........................     --                1,852,378   16.0%    1,852,378    7.1%        14.2%
1994 Grantor Retained
Annuity Trust (5)
One Media Crossways
Woodbury, NY 11797
Charles F. Dolan .........................     --                2,147,622   18.6%    2,147,622    8.3%        16.6%
1996 Grantor Retained
Annuity Trust(5)
One Media Crossways
Woodbury, NY 11797
The Capital Group
Companies Inc.(6) ........................  1,856,110   12.9%       --        --      1,856,110    7.2%         1.4%
Capital Research and
Management Company(6)
Capital Guardian Trust Company(6)
333 South Hope Street
Los Angeles, CA 90071
Putnam Investments, Inc.(7) ..............    963,862    6.7%       --        --        963,862    3.7%      *
Putnam Investment Management, Inc.(7)
One Post Office Square
Boston, MA 02109
The Equitable Companies ..................  1,724,320   12.0%       --        --      1,724,320    6.7%         1.3%
Incorporated(8)
787 Seventh Avenue
New York, NY 10019
Gabelli Funds, Inc.(9) ...................  1,405,926    9.8%       --        --      1,405,926    5.4%         1.1%
Mario Gabelli(9)
One Corporate Center
Rye, New York 10580
John Tatta(10)............................     20,000    *          --        --         20,000    *         *
William J. Bell(11)(12)...................    111,099    *          --        --        111,099    *         *
Francis F. Randolph, Jr.(13)..............     58,500    *          --        --         58,500    *         *
Robert S. Lemle(12).......................     88,678    *          --        --         88,678    *         *
Marc A. Lustgarten(11)(12)................    116,813    *          --        --        104,313    *         *
Sheila A. Mahony(12)......................     16,330    *          --        --         16,330    *         *
Daniel T. Sweeney(12).....................     37,061    *          --        --         37,061    *         *
Charles D. Ferris.........................      1,000    *          --        --          1,000    *         *
Richard H. Hochman........................      2,094    *          --        --          2,094    *         *
Victor Oristano(14).......................      1,000    *          --        --          1,000    *         *
James L. Dolan(12)(15)(24)(25)............     10,125    *         745,241    6.4%      755,366    2.9%         5.8%
Patrick F. Dolan(12)(16)(22)(26)..........      2,425    *         817,410    7.1%      819,835    3.2%         6.3%

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                         COMBINED VOTING
                                                                                                            POWER OF
                                                CLASS A              CLASS B          CLASS A & CLASS B CLASS A & CLASS B
                                              COMMON STOCK         COMMON STOCK         COMMON STOCK      COMMON STOCK
                                              BENEFICIALLY         BENEFICIALLY         BENEFICIALLY      BENEFICIALLY
             NAME AND ADDRESS                   OWNED(1)           OWNED(1)(2)          OWNED(1)(2)        OWNED(1)(2)
- ------------------------------------------  ----------------     ----------------     ----------------  -----------------
William J. Quinn(12)......................     39,858    *          --        --         39,858    *         *
Vincent Tese..............................     --        --         --        --         --        --       --
All executive officers, directors and
  nominees for election as a director as a
  group (19 persons)(3)(4)
  (5)(10)(11)(12)(13)(14)(15)
  (16)(17)(22)(23)(24)(25)
  (26)(27)(28)............................    804,539    5.4%    8,778,618   75.9%    9,583,157   36.3%        67.9%
Helen A. Dolan(5)(18) ....................    243,475    1.7%    4,000,000   34.6%    4,243,475   16.4%        30.9%
One Media Crossways
Woodbury, NY 11797
Lawrence Dolan(5) ........................     --                4,000,000   34.6%    4,000,000   15.4%        30.7%
100 Corporate Place Suite 150
Chardon, OH 44024
Paul J. Dolan(19)(24)(25)
(26)(27)(28) .............................      1,200    *       2,100,052   18.1%    2,101,252    8.1%        16.1%
100 Corporate Place Suite 150
Chardon, OH 44024
Kathleen M. Dolan(19)(25) ................      1,000    *         716,741    6.2%      717,741    2.8%         5.5%
One Media Crossways
Woodbury, NY 11797
Mary S. Dolan(20)(22) ....................      2,500    *         597,401    5.2%      599,901    2.3%         4.6%
300 So. Riverside Plaza Suite 1480
Chicago, IL 60606
Deborah A. Dolan(20)(26) .................      1,000    *         816,741    7.1%      817,741    3.2%         6.3%
One Media Crossways
Woodbury, NY 11797
Matthew J. Dolan(21)(23) .................      1,500    *         597,401    5.2%      598,901    2.3%         4.6%
231 Main Street
Court House Annex
Chardon, OH 44024
Marianne E. Weber(21)(27)(28) ............      1,000    *         860,855    7.4%      861,855    3.3%         6.6%
One Media Crossways
Woodbury, NY 11797
Thomas C. Dolan(12)(17)
(23)(27)(28) .............................      1,883    *         869,686    7.5%      871,569    3.4%         6.7%
One Media Crossways
Woodbury, NY 11797
John MacPherson(29) ......................      3,000    *       1,893,074   16.4%    1,896,074    7.3%        14.6%
21 Old Town Lane
Halesite, NY 10019

- ------------

 (1) Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock.

 (2) Class B Common Stock is convertible into Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock is entitled to one vote at a meeting of stockholders of the Company, and the holder of one share of Class B Common Stock is entitled to ten votes at a meeting of stockholders of the Company except in the election of directors.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Includes 238,475 shares of Class A Common Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles Dolan and his wife, Helen Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife is deemed to have beneficial ownership thereof. Also includes 5,000 shares of Class A Common Stock owned directly by Mrs. Dolan.

 (4) Does not include an aggregate of 5,225,928 shares of Class B Common Stock held by trusts for the benefit of Dolan family interests (the 'Dolan Family Trusts'). The Dolan Family Trusts also own an aggregate of 94,026 shares of Series C Preferred Stock which, commencing on December 30, 1997, may be converted by the Company into shares of Class B Common Stock, in lieu of redeeming such shares for cash. Mr. Dolan disclaims beneficial ownership of the shares owned by the Dolan Family Trusts, in that he has neither voting nor investment power with respect to such shares. The amount shown includes the 1,852,378 shares of Class B Common Stock held by the Charles F. Dolan 1994 Grantor Retained Annuity Trust (the '1994 GRA Trust') and the 2,147,622 shares of Class B Common Stock held by the Charles F. Dolan 1996 Grantor Retained Annuity Trust (the '1996 GRA Trust', and together with the 1994 GRA Trust, the 'GRA Trusts') described in footnote (5) below.

 (5) Includes 1,852,378 shares of Class B common stock by the 1994 GRA Trust and 2,147,622 shares of Class B common stock by the 1996 GRA Trust. The GRA Trusts were created on December 31, 1994 and February 6, 1996, respectively, by Charles Dolan for estate planning purposes. The GRA Trusts, through their trustees, have the sole power to vote and dispose of such shares. The two co-trustees of the GRA Trusts are Helen Dolan, the wife of Charles Dolan, and Lawrence Dolan. For two years, the GRA Trusts will pay to Charles Dolan, and in the event of his death, to his wife, Helen Dolan, a certain percentage of the fair market value of the property initially contributed to the GRA Trusts (the 'Annuity'). In addition, the Trustees may pay to Mr. Dolan (or, if Mr. Dolan dies within such two-year term, to Mrs. Dolan) such amounts in excess of the Annuity as the Trustees in their discretion may deem advisable. If Mr. Dolan is living at the expiration of the term of a GRA Trust, the remainder will pass into another trust for the benefit of Mrs. Dolan and the descendants of Charles Dolan. If Mr. Dolan is not living at the expiration of the term of a GRA Trust, the then principal of the GRA Trust will revert to his estate.

 (6) The Company has been informed that certain operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion over various institutional accounts which held as of December 29, 1995, 1,856,110 shares of Class A common stock. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 650,850 of said shares. Capital Research and Management Company, a registered investment adviser, and Capital International Limited and Capital International, S.A., other operating subsidiaries, had investment discretion with respect to 1,144,660, 30,100 and 30,500 shares, respectively, of the above shares. The number of shares held as indicated includes 600,010 shares resulting from the assumed conversion of 1,618,600 shares of Series I Cumulative Convertible Exchangeable Preferred Stock (0.37070 shares of common stock for each share of Series I Cumulative Convertible Exchangeable Preferred Stock).

 (7) The Company has been informed that certain operating subsidiaries of Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc., including Putnam Investment Management Inc., held as of December 31, 1995 an aggregate of 963,862 shares of Class A Common Stock. Of these, 906,262 were held by Putnam Investment Management, Inc., which held shared dispositive and voting power with respect to all such shares.

 (8) The Company has been informed that certain operating subsidiaries of The Equitable Companies Incorporated exercise sole investment discretion over various institutional accounts which owned, as of December 31, 1995, 1,724,320 shares of Class A Common Stock, and that such operating subsidiaries exercised sole voting power with respect to 1,468,380 of such shares and sole dispositive power with respect to all of such shares.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) The Company has been informed that certain operating subsidiaries of Gabelli Funds, Inc., ('GFI') beneficially held, or exercised investment discretion over various institutional accounts which beneficially held as of February 28, 1996, an aggregate of 1,405,926 shares of Class A Common Stock, including approximately 37,026 shares of Class A Common Stock that may be obtained upon conversion of shares of the Company's Series I Cumulative Convertible Exchangeable Preferred Stock held by such entities on such date. The Company has been informed that Mario Gabelli, the majority stockholder and Chief Executive Officer of GFI, may be deemed to have beneficial ownership of the shares of Class A Common Stock beneficially held by such entities.

(10) Does not include 40,000 shares of Class A Common Stock held by the Tatta Family Group. The Tatta Family Group is a New York limited partnership, the general partners of which are six trusts for the benefit of Tatta family interests (the co-trustees of each of which are Stephen A. Carb, Esq. and either Deborah T. DeCabia or Lisa T. Crowley, each a daughter of John Tatta who has been a director since 1985 and was the President of the Company from 1985 until 1991), and the limited partners of which are trusts for the benefit of Mr. Tatta and Tatta family interests (the trustee of each of which is Stephen A. Carb, Esq.). Mr. Tatta, who, as of April 1, 1996, was the holder of 20,000 shares of Class A Common Stock, disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares.

(11) Includes shares owned by children of the individuals listed, which shares represent less than 1% of the outstanding Class A Common Stock.

(12) Includes shares of Common Stock issuable upon the exercise of options granted pursuant to the Company's Amended and Restated Employee Stock Plan or its predecessor plans which on April 1, 1996 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares for the following individuals: Mr. James Dolan 9,125; Mr. Bell 110,800; Mr. Lemle 88,467; Mr. Lustgarten 115,800; Ms. Mahony 16,183; Mr. Sweeney 28,300; Mr. Quinn 39,400; Mr.
     Patrick Dolan 425 and Mr. Thomas Dolan 833; all executive officers and directors as a group 447,700. Certain of these options held by Messrs. Bell, Lustgarten and Lemle, may be exercised only when the Fair Market Value (as defined) of a share of Class A Common Stock exceeds $67.80. These Options (which are included in the aggregate option amounts set forth above in this footnote (12)) are as follows: Mr. Bell 75,000; Mr. Lustgarten 80,000 and Mr. Lemle 60,000.

(13) Includes 500 shares of Class A Common Stock held by The Utopia Fund and 500 shares of Class A Common Stock held by The Sarah Tod Fund. The Utopia Fund and The Sarah Tod Fund are both private charitable trusts of which Mr. Randolph is the sole trustee. Mr. Randolph disclaims beneficial ownership of the shares of Class A Common Stock held by The Utopia Fund and The Sarah Tod Fund in that neither Mr. Randolph nor any member of his immediate family has a vested interest in the income or corpus of such trusts.

(14) The shares listed are owned by Alda Investment Company, a Florida partnership consisting of members of the Oristano family.

(15) Includes 28,500 shares of Class B Common Stock owned by trusts for minor children as to which James Dolan disclaims beneficial ownership. Also includes 716,741 shares of Class B Common Stock held by two family trusts of which James Dolan is a contingent beneficiary and a co-trustee, as to which James Dolan disclaims beneficial ownership, which shares are also described in footnotes (24) and (25).

(16) Includes 9,500 shares of Class B Common Stock owned by trust for a minor child as to which Patrick Dolan disclaims beneficial ownership. Also includes 807,910 shares of Class B Common Stock held by two family trusts of which Patrick Dolan is a contingent beneficiary and a co-trustee, as to which Patrick Dolan disclaims beneficial ownership, which shares are also described in footnotes (22) and (26).

(17) Includes 869,686 shares of Class B Common Stock held by three family trusts of which Thomas Dolan is a contingent beneficiary and a co-trustee, as to which Thomas Dolan disclaims beneficial ownership, which shares are also described in footnotes (23) (27) and (28).

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(18) Includes 238,475 shares of Class A Common Stock owned by the Dolan Family Foundation, 5,000 shares of Class A Common stock owned directly by Mrs. Dolan and 4,000,000 shares of Class B Common Stock held by the GRA Trusts for which Mrs. Dolan is co-trustee, respectively.

(19) Includes 303,116 shares of Class B Common Stock held by the DC Kathleen Trust, the co-trustees of which are Kathleen Dolan and Paul Dolan.

(20) Includes 303,116 shares of Class B Common Stock held by the DC Deborah Trust, the co-trustees of which are Deborah Dolan and Mary Dolan.

(21) Includes 294,285 shares of Class B Common Stock held by the DC Marianne Trust, the co-trustees of which are Marianne Weber and Matthew Dolan.

(22) Includes 294,285 shares of Class B Common Stock held by the DC Patrick Trust, the co-trustees of which are Patrick Dolan and Mary Dolan.

(23) Includes 303,116 shares of Class B Common Stock held by the DC Thomas Trust, the co-trustees of which are Thomas Dolan and Matthew Dolan.

(24) Includes 303,116 shares of Class B Common Stock held by the DC James Trust, the co-trustees of which are James Dolan and Paul Dolan.

(25) Includes 413,625 shares of Class B Common Stock held by the Dolan Descendants Trust, the co-trustees of which are James Dolan, Kathleen Dolan and Paul Dolan.

(26) Includes 513,625 shares of Class B Common Stock held by the Dolan Progeny Trust, the co-trustees of which are Patrick Dolan, Deborah Dolan and Paul Dolan.

(27) Includes 513,625 shares of Class B Common Stock held by the Dolan Grandchildren Trust, the co-trustees of which are Thomas Dolan, Marianne Weber and Paul Dolan.

(28) Includes 52,945 shares of Class B Common Stock held by the Dolan Spouse Trust, the co-trustees of which are Thomas Dolan, Marianne Weber and Paul Dolan.

(29) Includes an aggregate of 1,893,074 shares of Class B Common Stock held by various trusts for the benefit of family members of Charles Dolan's family for which Mr. MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares. Such trusts also own an aggregate of 38,724 shares of Series C Preferred Stock.

                            ------------------------

     The Dolan family interests (other than Charles Dolan and the GRA Trusts) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan and the GRA Trusts) of shares of Class B Common Stock to a holder other than Charles Dolan or Dolan family interests, the Class B Common Stock will be converted on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

     Charles Dolan and trusts for the benefit of members of his family, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B common stock vote together as a class, and to elect 75% of the Company's Board of Directors.

     Registration Rights. The Company has granted to each of Charles Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A Common Stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties will be permitted one additional registration. In addition, the Company has granted such parties 'piggyback' rights pursuant to which they may require the Company to register their holdings of Class A Common Stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8, S-4, S-15 or any successor form thereto).

     The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A Common Stock held by them provided that the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted piggyback registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his widow or the representative of the estate of Mr. Dolan or his wife.

     Pursuant to an Agreement of Sale and Assignment, dated as of February 14, 1989 among the A. Jerrold Perenchio Living Trust (the 'Perenchio Trust'), the Company, Mr. Tatta and certain Tatta family interests, the Perenchio Trust was assigned registration rights with respect to the 270,000 shares of Class A Common Stock purchased under such agreement. In connection with an option granted to Mr. Randolph to acquire 840,000 shares of Class A Common Stock pursuant to the Company's 1986 Nonqualified Stock Option Plan, the Company granted to Mr. Randolph a limited right to require the Company to register such shares. Pursuant to these agreements, in 1990 the Company filed a registration statement on Form S-3 with respect to these shares and has agreed to use its best efforts to keep such registration statement continuously effective until such time as all the shares covered thereby have been publicly sold.

     The demand and piggyback registration rights described above are subject to certain limitations which are intended to prevent undue interference with the Company's ability to distribute securities.

                             CONFLICTS OF INTEREST

     Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

     Business Opportunities. Charles Dolan may from time to time be presented with business opportunities which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems owned and operated under franchises held by Mr. Dolan or affiliates of Mr. Dolan as of January 27, 1986, any expansions of such systems within the same county or an adjacent county, and systems which the Company elects not to acquire under its right of first refusal. Except for any such expansions, Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the 'Independent Directors') rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan's interests in companies other than the Company, may conflict with his interest in the Company.

     Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan's time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 1995, approximately 90% of Mr. Dolan's professional time was devoted to the business of the Company.

     In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B Common Stock, which shares will be valued at the prevailing market price of the Class A Common Stock and the remainder would consist of shares of Class A Common Stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

     Services Rendered to Affiliates. Cablevision Systems Services Corporation, a corporation wholly owned by Charles Dolan ('CSSC') was, during 1995, a party to management agreements with various affiliates of the Company. The agreements generally provided for payment of a specified percentage of revenues to CSSC for management services rendered to such affiliates and the reimbursement of certain expenses. The employees of CSSC have become employees of the Company.
Accordingly, the Company paid the compensation of such employees and incurred related overhead expenses. To the extent that such employees (other than Charles Dolan) rendered services to affiliated entities, such entities reimbursed the Company for an allocable portion of such employees' compensation and related expenses. The affiliated entities were not otherwise obligated to reimburse the Company for such employees' compensation and related expenses.

     The executive officers of the Company devote such time to the business of the Company as is reasonably required to fulfill the duties of their offices. However, pursuant to management agreements in effect during 1995, certain of the executive officers of the Company were involved in the management of affiliated entities, which required significant amounts of their time and which could have conflicted with their duties to the Company. To the extent that there were conflicting demands for the services of such executive officers, such conflicts were resolved in favor of the Company.

     Contracts with Affiliates. The Company has also entered into agreements with entities in which Charles Dolan or his affiliates had substantial interests. The terms of any such agreements were not fixed pursuant to arm's-length negotiations but were at least as favorable as arrangements which could be made with third parties.

     As described under 'Compensation Committee Interlocks and Insider Participation' below, Atlantic Publishing holds an interest in a company that publishes a weekly cable television guide that is sold to the Company's subscribers.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company is comprised of Charles Dolan, John Tatta and Richard Hochman. Mr. Dolan is the Chairman of the Company. Mr. Tatta, the Chairman of the Company's Executive Committee and former President of the Company, is not currently an employee of the Company but is a consultant to the Company (see 'Board of Directors -- Compensation of Directors', above). Mr. Hochman is not an employee of the Company. The Compensation Committee's responsibilities include determining the appropriate levels of compensation for members of the Company's senior management, including salaries, bonuses, stock and option rights and retirement benefits, subject to the approval of the Board of Directors. Mr. Tatta and Mr. Hochman make the determinations of compensation for Mr. Dolan and members of his family subject to the approval of the Board of Directors.

     The Company's executive compensation program is designed to attract and retain highly qualified and motivated management personnel, to appropriately reward individual executives for their contributions to the attainment of the Company's key strategic goals, and to link the interests of executives and stockholders through performance-based annual cash incentives and stock-based long-term incentives. The Compensation Committee meets with an outside consultant at least annually to evaluate how well the Company's executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

     This Committee report first describes the components of the executive compensation program, the policies used by the Compensation Committee in determining compensation levels for senior executives, and their application in 1995. It then describes the manner in which 1995 compensation determinations were made for the Company's Chairman, Charles F. Dolan, who served as Chief Executive Officer until October 15, 1995, and for James L. Dolan, who was elected Chief Executive Officer on October 15, 1995.

     Compensation Program Components. The major components of the executive compensation program are base salaries, annual cash bonus incentives and long-term stock incentives, as follows:

     Base Salaries. Base salaries are determined within the framework of a structure of position grades and salary ranges, developed and maintained with the assistance of the Committee's outside consultant, to which executive positions have been assigned based on an evaluation and comparison of the scope, complexity and impact of each position's responsibilities with that of other executive positions within the Company, and on the Committee's view of general salary trends for executive and managerial positions based on information derived by its outside consultant from various published sources such as the Cable Television Administrative and Marketing Society (CTAM) MSO Compensation Study and the Towers Perrin Media Industry Compensation survey. The published services considered by the consultant include information with respect to approximately one hundred companies from all segments of the media industry. While seven of the eight companies included in the Peer Group Index utilized in the Performance Graph below participate in various surveys reviewed by the consultant (including the CTAM and Towers Perrin surveys), the Committee believes that consideration of a larger number of companies, including both publicly traded and non-publicly traded companies, provides a more appropriate basis for the review of salary trends than does the limited group of eight companies included in the Peer Group Index. Each year the Committee, with the assistance of its consultant, reviews this salary structure to determine the adjustment needed to reflect the general rate of salary inflation for executive and managerial positions. For each of the past three years, this structure adjustment has been in a range of 3.8 to 4.1 percent.

     In reviewing individual base salaries each year within the framework of the Company's executive salary structure, the Committee first determines the adjustments needed to reflect general salary trends and inflation, and then further adjusts the base salary of each individual executive to reflect the Committee's assessment of the executive's individual performance of his duties and responsibilities without regard to measures of corporate performance. Overall, the Committee seeks to ensure that the base salaries of the Company's executives are in the median of the range for similar positions at other similarly situated companies. The Committee relies in doing so on the recommendations of the consultant, which are based on the consultant's general knowledge of industry trends, and does not engage in any direct comparison between particular executive salaries and those of any particular company or group of companies.

     Annual Cash Bonus Incentives. Cash bonus incentives for executives are determined each year by the Committee. In making bonus determinations, the Committee begins with the guideline bonus opportunity (expressed as a percentage of base salary) that has been assigned to each executive's salary grade. The guideline bonus opportunities currently range from 50% of salary for senior executives to 15% of salary for lower level managers. The guideline bonus opportunity constitutes neither a minimum nor a maximum bonus amount. Actual bonuses may range from zero percent of salary to a maximum of 175 percent of the guideline bonus opportunity. The 50 percent guideline bonus for the Company's most senior executives reflects the Committee's determination that for this group, the desired mix of total cash compensation at guideline should be one-third in variable compensation (through incentive bonus) and two-thirds in fixed compensation (through base salary). The Committee believes that variable compensation for less senior executives and managers should constitute a smaller portion of total cash compensation because of their lesser responsibilities for total Company performance. The Committee adjusts the guideline bonus for each executive upwards or downwards (within the range of 0% to 175% of guideline) on a subjective basis, taking into consideration the degree to which pre-established Company or subsidiary performance objectives formulated by the Company have been achieved and the individual executive's contribution to the achievement of these performance objectives.

     In 1995, the guideline bonus opportunity for each of Charles F. Dolan and James L. Dolan and for the four other highest paid executives listed in the tables beginning on page 16, was 50 percent of salary, and the maximum allowable bonus was 88 percent of salary. The calculated guideline bonuses for these executives were first adjusted to reflect the achievement of applicable Company/subsidiary performance objectives, both quantitative and qualitative. Quantitative objectives for 1995 were cash flow increase (for the Company or the applicable subsidiary), decrease in the ratio of debt to cash flow, improvement in cash flow margin, increase in cash flow per subscriber and growth in subscribers. Qualitative objectives for 1995 were improving the Company's capital structure, accomplishing strategic acquisitions and improving the Company's level of customer service. While specific target levels are set for each of the quantitative objectives, the determination of the achievement of qualitative objectives is made on a subjective basis.

     After adjusting guideline bonuses for Company/subsidiary performance, further adjustments were made as deemed appropriate by the Committee to reflect each executive's individual contributions to the achievement of the performance objectives. In 1995, final bonuses for the four highest paid executive officers who were serving as executive officers at the end of 1995, excluding Charles F. Dolan and James L. Dolan, ranged from 69 to 88 percent of salary, averaging 78 percent. In 1994, final bonuses for the four most highly compensated executives, excluding the Chief Executive Officer, ranged from 78 percent to 88 percent of salary, averaging 81 percent. In 1995 each of the quantitative performance objectives was substantially met.

     Long-Term Stock Incentives. The long-term stock incentives component of the Company's executive compensation program is designed to align executive and stockholder interests by rewarding executives for the attainment of stock price appreciation. The Committee administers the long-term stock incentive program through biennial grants of stock options, SARs, and, in some instances, bonus award shares, to officers and other key employees of the Company and its major operating subsidiaries.

     The Company's Amended and Restated Employee Stock Plan (the 'Stock Plan') authorized grants of stock options, SARs, restricted shares, and bonus award shares. Bonus award shares are restricted shares that are payable upon vesting in cash and/or stock at the Company's election. Charles F. Dolan, does not participate in the Company's long-term stock incentive program. In November 1995, Robert S. Lemle was granted an award of stock options and SARs in recognition of the increase in his level of responsibilities at the Company. No other long-term stock incentive awards were made in 1995 to the named executive officers.

     The Committee undertakes periodic reviews of the long-term stock incentives component of the Company's executive compensation program to ensure that the interests of executives and stockholders remain aligned and balanced. Pursuant to its terms, no awards may be granted under the Stock Plan after December 2, 1995. Accordingly, on February 13, 1996, the Board of Directors of the Company adopted, subject to the receipt of the approval of the Company's stockholders, the 1996 Employee Stock Plan (the '1996 Stock Plan'). On April 25, 1996, the Board of Directors approved certain amendments to the 1996 Plan (as so amended, the 'Restated 1996 Stock Plan'), and directed that the Restated 1996 Stock Plan be submitted to a vote of the stockholders of the Company at the Annual Meeting. The Restated 1996 Stock Plan would permit the Compensation Committee to make grants of bonus award shares, stock options and SARs on the same terms as the Stock Plan, except that the Compensation Committee would have the authority to add performance criteria as a condition to any employee's exercise of a stock option or SAR or to the payment of a bonus award granted under the Restated 1996 Stock Plan. (See Item 2 -- 'Authorization and Approval of First Amended and Restated 1996 Employee Stock Plan.' )

     Determination of CEO's 1995 Compensation. Decisions regarding the salary and cash bonus incentive compensation of the Chairman, Charles Dolan, are the responsibility of the two non-employee members of the Compensation Committee, subject to approval by the Board of Directors. Charles Dolan served as Chief Executive Officer of the Company until October 1995.

     In February 1995, Charles F. Dolan requested that his salary be reduced, effective March 1995, to put him at a salary level equivalent to that of the Company's other most senior executives. Accordingly, Mr. Dolan received a salary of $516,667 in 1995, $83,333 less than his salary for 1994. Charles F. Dolan's cash bonus for 1995 was set by the Committee at $390,000 (75% of salary), $15,000 greater than the $375,000 paid to him for 1994 and 1993, and $10,000 less than the $400,000 paid to him for 1992. In determining Charles F. Dolan's bonus, the Committee considered the same quantitative performance objectives that were considered in connection with the determination of the bonuses for other executives. As noted above, in 1995 each of the quantitative performance objectives was substantially met. Charles F. Dolan's employment agreement provides for cash compensation of not less than $400,000 per year.

     In October 1995, James L. Dolan was elected Chief Executive Officer of the Company. Decisions regarding the salary, cash bonus incentive compensation and long-term incentive compensation for James Dolan, are the responsibility of the two non-employee members of the Compensation Committee, subject to the approval of the Board of Directors. James Dolan received a salary of $360,000 in 1995. James Dolan's cash bonus for 1995 was set by the Committee at $275,000 (76% of salary). In determining James Dolan's bonus, the Committee considered the same quantitative performance objectives that were considered in connection with the determination of the bonuses for other executives with particular emphasis placed on the performance of Rainbow Programming Holdings, Inc. where James Dolan served as Chief Executive Officer until October 1995. As noted above, in 1995 each of the quantitative performance objectives was substantially met.

     Deductibility of Compensation in excess of $1 million. In light of the Company's present compensation structure, the Committee does not believe that the application of the limitations on deductibility of payments of compensation to the Chief Executive Officer and the other four highest paid executives of the Company of over $1,000,000, as imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, will have a significant impact on the Company's tax position in the near future. The Committee will continue to consider the potential impact of Section 162(m) in connection with its future compensation decisions and will take such steps as it deems appropriate and in the best interests of the Company and its stockholders.

Compensation Committee

            Charles F. Dolan      John Tatta      Richard H. Hochman

SUMMARY COMPENSATION TABLE

     The following table shows, for the fiscal years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Company, and a summary of certain other compensation paid or accrued for such years, to Charles F. Dolan and James L. Dolan and to each of the Company's four other most highly compensated executive officers who were serving as executive officers at the end of 1995 (the 'named executive officers') for service in all capacities with the Company.

                                             ANNUAL COMPENSATION             LONG TERM
                                                                        COMPENSATION AWARDS
                                                                    RESTRICTED STOCK    OPTIONS/        ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)      AWARDS($)        SARS(#)     COMPENSATION($)(1)
Charles Dolan                       1995      516,667     390,000            0                0           150,796
 Chairman and Director              1994      600,000     375,000            0                0           150,861
                                    1993      600,000     375,000            0                0           150,861

James L. Dolan                      1995      360,000     275,000            0                0             5,425
 Chief Executive Officer and
 Director

William J. Bell                     1995      500,000     390,000            0                0            94,092
 Vice Chairman and Director         1994      450,000     360,000            0          192,000           100,197
                                    1993      450,000     340,000            0                0           100,324

Marc A. Lustgarten                  1995      500,000     390,000            0                0            52,866
 Vice Chairman and Director         1994      450,000     360,000            0          202,000            54,183
                                    1993      450,000     340,000            0                0            54,182

Robert S. Lemle                     1995      425,000     372,000            0            7,600            43,271
 Executive Vice President,          1994      330,000     290,000            0          152,000            44,094
 General Counsel, Secretary and     1993      330,000     250,000            0                0            44,092
 Director

William J. Quinn                    1995      360,000     250,000            0                0            53,801
 President of Cable Operations      1994      320,000     250,000            0           32,000            55,886

(1) For 1995, represents the sum of (i) for each individual, $2,250 contributed by the Company on behalf of such individual under the Company's Money Purchase Pension Plan (the 'Pension Plan'), (ii) for each individual, $25,500 credited to such individual (other than Mr. James Dolan) on the books of the Company pursuant to the defined contribution portion of the Company's Supplemental Benefit Plan (the 'Supplemental Plan'), (iii) for each individual, $2,250 in each case contributed by the Company on behalf of such individual as a basic company contribution under the Company's 401(k) Plan, (iv) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company's 401(k) Plan: Mr. Charles Dolan $935; Mr. James Dolan $925; Mr. Bell $792; Mr. Lustgarten $1,202, Mr. Lemle $983, and Mr. Quinn $1,010 and
    (v) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $119,861; Mr. Bell $63,300; Mr. Lustgarten $21,664, Mr. Lemle $12,288 and Mr. Quinn $22,791.

OPTION/SAR GRANTS TABLE

     The following table contains certain information with respect to stock options and SAR's granted to the named executive officers in 1995 under the Company's Amended and Restated Employee Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                                   POTENTIAL
                                                                                                                   REALIZABLE
                                                                                                                VALUE AT ASSUMED
                                                                                                                ANNUAL RATES OF
                                                                                                                  STOCK PRICE
                                                                                                                APPRECIATION FOR
                                                           INDIVIDUAL GRANTS                                     OPTION TERM(1)
                                                   % OF TOTAL
                                                  OPTIONS/SARS
                                                   GRANTED TO
                                                   EMPLOYEES      EXERCISE OR    MARKET PRICE
                             OPTIONS/SARS          IN FISCAL      BASE PRICE      ON DATE OF     EXPIRATION
           NAME               GRANTED(#)           YEAR 1995       ($/SHARE)      GRANT ($)         DATE        5%($)     10%($)

Robert S. Lemle                  7,600(2)              8.7%          52.125         52.125        11/02/05     249,130    631,330

(1) The dollar amounts shown under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

(2) Options and SARs granted on November 2, 1995 under the Company's Amended and Restated Employee Stock Plan. Such options and SARs become exercisable in annual installments of 33 1/3 percent per year on each of the first three anniversaries of the grant date. One half of the amounts set forth are options and one half are SARs. Options and SARs may be independently exercised. Vesting of options and SARs may be accelerated upon a change of control of the Company (see 'Employee Contracts and Severance and Change-In-Control Arrangements' below).

FISCAL YEAR END OPTION/SAR VALUE TABLE

     The following table shows certain information with respect to the named executive officers concerning unexercised stock options and SARs held as of December 31, 1995. None of the named executive officers exercised stock options or SARs during 1995.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES
                                      SHARES                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                    ACQUIRED ON                 OPTIONS/SARS AT 12/31/95(#)        IN-THE-MONEY OPTIONS/
                                     EXERCISE        VALUE                                          SARS AT 12/31/95($)
               NAME                     (#)       REALIZED($)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE

Charles F. Dolan..................       0             0                0              0                  0
James L. Dolan....................       0             0            9,125         27,375            111,781        335,344
William J. Bell...................       0             0          130,500        224,600(1)       3,853,937      1,754,506
Marc A. Lustgarten................       0             0          135,500        237,100(2)       4,042,062      1,848,569
Robert S. Lemle...................       0             0          102,150        185,850(3)       3,020,994      1,396,744
William J. Quinn..................       0             0           48,550         28,250          1,406,269        407,156


(1) Includes (i) an aggregate of 150,000 options and SARs that may be exercised only when the Fair Market Value (as defined) of a share of Class A Common Stock exceeds the exercise price of $56.50 by at least 20 percent and (ii) 37,500 SARs as to which the distribution of proceeds upon any exercise is automatically deferred without interest until October 15, 1996.

(2) Includes (i) an aggregate of 160,000 options and SARs that may be exercised only when the Fair Market Value (as defined) of a share of Class A Common Stock exceeds the exercise price of $56.50

                                              (footnotes continued on next page)

(footnotes continued from previous page) by at least 20 percent and (ii) 40,000 SARs as to which the distribution of proceeds upon any exercise is automatically deferred without interest until October 15, 1996.

(3) Includes (i) an aggregate of 120,000 options and SARs that may be exercised only when the Fair Market Value (as defined) of a share of Class A Common Stock exceeds the exercise price of $56.50 by at least 20 percent and (ii) 30,000 SARs as to which the distribution of proceeds is automatically deferred without interest until October 15, 1996.

DEFINED BENEFIT PENSION PLAN

     The Company's nonqualified Supplemental Benefit Plan (the 'Supplemental Plan') provides actuarially-determined pension benefits, among other types of benefits, for 21 employees of the Company who were previously employed by Cablevision Systems Services Corporation ('CSSC'). CSSC, which is wholly-owned by Charles Dolan, provided management services to Cablevision Company (the Company's predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of general creditors of the Company.

     The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Code (the maximum in 1995 is $120,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

     The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons: Mr. Charles Dolan, $52,000; Mr. Bell, $92,431, Mr. Lustgarten, $99,996; Mr. Lemle, $105,150 and Mr.
Quinn, $103,720.

PERFORMANCE GRAPH

     The chart below compares the performance of the Company's Class A Common Stock with the performance of the American Stock Exchange Market Value Index (the 'Amex Value Index') and a Peer Group Index by measuring the changes in common stock prices from December 31, 1990 through December 31, 1995. As required by the SEC, the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Adelphia Communications Corporation, Comcast Corporation, Century Communications Corporation, Falcon Cable Systems Company, TCA Cable TV, Inc., Tele-Communications, Inc., The Times Mirror Company and Time Warner Inc. The chart assumes $100 was invested on December 31, 1990 in each of the

Company's Class A Common Stock, the Amex Value Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN FOR CABLEVISION SYSTEMS
  CORPORATION, AMEX VALUE INDEX AND PEER GROUP.



                            [PERFORMANCE GRAPH]


                  1990     1991     1992     1993     1994     1995

CSC               $100     $226     $226     $438     $326     $350
Amex Index        $100     $128     $130     $155     $141     $178
Peer Group        $100     $121     $147     $216     $165     $194


EMPLOYMENT CONTRACTS AND SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

     Charles Dolan has an employment agreement with the Company expiring in January 1997 with automatic renewals for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan's estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year's base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

     Under the applicable award agreements, the vesting of the bonus award shares, stock options and SARs granted to employees, including Messrs. James Dolan, Bell, Lustgarten, Lemle and Quinn, under the proposed Restated 1996 Stock Plan and under the Company's Amended and Restated Employee Stock Plan and its predecessor plans, may be accelerated, in certain circumstances, upon a 'change of control' of the Company. A 'change of control' is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company's cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, stock options and SARs may be converted into either a right to receive an amount of cash based upon the highest price per share of common stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

     The Company adopted as of May 1, 1994, a severance pay plan pursuant to which an employee whose employment is involuntarily terminated (other than for cause) or who resigns with the approval of the Company, may receive a benefit in an amount determined by the Company.

     In November 1994, the Company entered into employment agreements with each of Messrs. Bell, Lustgarten and Lemle. The agreements are each for a three year term ending December 31, 1997 and may each be extended for additional one-year periods up until December 31, 2000, unless the Company or the executive notifies the other of its election not to extend by the preceding October 31. Under their respective agreements, these executives are to receive annual salaries of not less then $450,000 in the case of Mr. Bell, $450,000 in the case of Mr. Lustgarten, and $330,000 in the case of Mr. Lemle. Each agreement also provides that in the event that the executive leaves the Company involuntarily (other than for cause), following a change of control (as defined above), or because such executive's compensation, title or responsibilities are reduced without his consent, such executive shall be entitled to receive (1) a severance payment of not less than the salary due for the remainder of the employment agreement or one year's annual salary (or three times the sum of his annual salary plus his prior year's annual bonus in the event of a change of control), whatever is greater, (2) a pro-rated portion of his annual bonus, (3) acceleration of unvested stock options, conjunctive rights and bonus award shares, (4) three years payment of life insurance premiums and (5) the right to participate in the Company's health plan for retired executives.

     In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Plan (the 'Supplemental Life Insurance Premium Payment Plan'). Under the Supplemental Life Insurance Premium Payment Plan, at all times following a change of control (as defined above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. Charles Dolan, Bell, Lustgarten, Lemle and Quinn all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer's policy as in effect immediately prior to the change of control.

INDEMNIFICATION AGREEMENT

     Charles Dolan has entered into an agreement pursuant to which he has agreed to guarantee the Company's obligation to indemnify its officers and directors to the fullest extent permitted by Delaware law. In addition, subject to certain limitations, Mr. Dolan has agreed to indemnify such officers and directors against any loss or expense such person may incur in connection with any transaction involving Mr. Dolan or entities affiliated with Mr. Dolan to the extent indemnification is not provided by the Company. Any payment required to be made by Mr. Dolan pursuant to such agreement will be reduced by any proceeds of insurance or reimbursement under any other form of indemnification reimbursement available to such officer or director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Charles Dolan, Tatta and Hochman. (See 'Report of Compensation Committee,' above.) Charles Dolan is the Chairman of the Company and also serves as an officer of certain of the Company's subsidiaries. Mr. Tatta, the Chairman of the Company's Executive Committee and the former President of the Company, is currently a consultant to the Company. Mr. Hochman is not an employee of the Company.

     The Company has made investments in and advances to certain affiliates over which Charles Dolan is, or was, managing general partner or in which Mr. Dolan or Dolan family interests have, or had, substantial ownership interests, including Cablevision of Boston Limited Partnership, Cablevision of Chicago and Atlantic Cable Television Publishing Corporation.

     Cablevision of Boston Limited Partnership, a Massachusetts limited partnership ('Cablevision Boston'), is engaged in the construction, ownership and operation of cable television systems in Boston and Brookline, Massachusetts. On December 15, 1995, the Company acquired the interests in
Cablevision Boston that it did not previously own pursuant to an agreement entered into by the

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Company  and Cablevision Boston. In connection with the acquisition, the limited partners (other than the Company) of Cablevision Boston received 682,454 shares (of which 680,266 shares were issued by December 31, 1995) of the Company's Class A Common Stock and the Company paid approximately $83 million, (including fees and expenses) primarily with funds borrowed under the Company's credit agreement, to repay existing Cablevision Boston indebtedness and to make certain payments to Charles F. Dolan, referred to below. Upon consummation of the acquisition of Cablevision Boston, all outstanding subordinated advances made by the Company to Cablevision Boston became intercompany indebtedness. Mr. Dolan, a former general partner of Cablevision Boston and the Chairman of the Board of the Company, received 7,357 shares of the Company's Class A Common Stock and approximately $20.8 million in cash to repay a portion of Cablevision Boston's indebtedness to him in connection with the acquisition. The Company and its affiliates (other than Cablevision Boston's former general partners and their affiliates) received 1,041,553 shares of the Company's Class A Common Stock (such shares are reflected as treasury shares at December 31, 1995) and assumed approximately $42.9 million of intercompany indebtedness referred to above. As part of the acquisition of Cablevision Boston, the Company entered into an agreement with Mr. Dolan with respect to his 0.5% general partnership interest in Cablevision of Brookline Limited Partnership ('Cablevision Brookline'), a partnership affiliated with Cablevision Boston. The Company acquired the remaining 99.5% of the partnership interests in Cablevision Brookline in the acquisition of Cablevision Boston. Under the Agreement, the Company has a right of first refusal to acquire Mr. Dolan's general partnership interest and a right to acquire such interest on the earlier to occur of Mr. Dolan's death or January 1, 2002 at the greater of $10,000 or the book value of such interest. Mr. Dolan's estate has the right to put the interest to the Company at the same price. Additionally, in the event of a change of control of the Company or Cablevision Brookline, Mr. Dolan will have the right to put his general partnership interest in Cablevision Brookline to the Company at the greater of
(i) prices declining from $3.9 million for the year ended December 15, 1996 to $10,000 for the year ended December 15, 2002 and (ii) the book value of such interest.

     Cablevision of Chicago ('Cablevision Chicago'), an Illinois limited partnership in which Charles F. Dolan held, directly or indirectly, an approximate 1% prepayout and a 32.7% postpayout general partnership interest, owned cable television systems operating in the suburban Chicago area. The Company did not have a material ownership interest in Cablevision Chicago but had loans and advances outstanding to Cablevision Chicago in the amount of $12.3 million (plus accrued interest which the Company had fully reserved). In August 1995, Cablevision Chicago sold its cable television systems to Continental Cablevision, Inc. and the loans from the Company to Cablevision Chicago, together with accrued interest reserved by the Company, were repaid in full. Accordingly, the Company recognized a net gain of approximately $15.3 million representing the accrued interest which the Company had reserved.

     Atlantic Publishing holds a minority equity interest in a company that publishes a cable television guide which is offered to the Company's subscribers and to unaffiliated cable television operators. As of December 31, 1995, the Company had advanced an aggregate of approximately $16.7 million to Atlantic Publishing, reflecting approximately $1.0 million, $0.6 million and $0.5 million, net paid back during 1995, 1994 and 1993, respectively. The Company has written off all of its advances to Atlantic Publishing other than $2.4 million. Atlantic Publishing is owned by a trust for certain Dolan family members; however, the Company has the option to purchase Atlantic Publishing for an amount equal to the owner's net investment therein plus interest. The current owner has made only a nominal investment in Atlantic Publishing to date.

     In July 1992, the Company acquired (the 'CNYC Acquisition') substantially all of the remaining interests in Cablevision of New York City -- Phase I through Phase V (collectively, 'CNYC'), the operator of a cable television system in The Bronx and parts of Brooklyn, New York City. Prior to the CNYC Acquisition, the Company had a 15% interest in CNYC and Charles Dolan owned the remaining interests. Mr. Dolan remains a partner in CNYC with a 1% interest and the right to certain preferential payments.

     Under the agreement between the Company and Mr. Dolan, a new limited partnership ('CNYC LP') was formed and holds 99% of the partnership interests in CNYC. The remaining 1% interest in

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
CNYC is owned by the existing corporate general partner which is a wholly-owned subsidiary of the Company. The Company owns 99% of the partnership interests in CNYC LP and Mr. Dolan retains a 1% partnership interest in CNYC LP plus certain preferential rights. Mr. Dolan's preferential rights entitle him to an annual cash payment (the 'Annual Payment') of 14% multiplied by the outstanding balance of his 'Minimum Payment'. The Minimum Payment is $40.0 million and is to be paid to Mr. Dolan prior to any distributions from CNYC LP to partners other than Mr. Dolan. In addition, Mr. Dolan has the right, exercisable on December 31, 1997, and as of the earlier of (1) December 31, 2000 and (2) December 31 of the first year after 1997 during which CNYC achieves an aggregate of 400,000 subscribers, to require the Company to purchase (Mr. Dolan's 'put') his interest in CNYC LP. The Company has the right to require Mr. Dolan to sell his interest in CNYC LP to the Company (the Company's 'call') during the three-year period commencing one year after the expiration of Mr. Dolan's second put. In the event of a put, Mr. Dolan will be entitled to receive from the Company the Minimum Payment, any accrued but unpaid Annual Payments, a guaranteed return on certain of his investments in CNYC LP and a Preferred Payment defined as a payment (not exceeding $150.0 million) equal to 40% of the Appraised Equity Value (as defined in the agreement) of CNYC LP after making certain deductions including a deduction of a 25% compound annual return on approximately 85% of the Company's investments with respect to the construction of Phases III, IV and V of the CNYC cable television system and 100% of certain of the Company's other investments in CNYC, including Mr. Dolan's Annual Payment. In the event the Company exercises its call, the purchase price will be computed on the same basis as for a put except that there will be no payment in respect of the Appraised Equity Value amount.

     The Company has the right to make payment of the put or call exercise price in shares of the Company's Class B Common Stock or, if Mr. Dolan so elects, Class A Common Stock, except that all Annual Payments must be paid in cash to the extent permitted under the Company's senior credit agreement. Under the Company's senior credit agreement, the Company is currently prohibited from paying the Preferred Payment in cash and, accordingly, without the consent of the bank lenders, would be required to pay it in shares of the Company's Common Stock. The Company has agreed to invest in CNYC LP sufficient funds to permit CNYC LP to make the required Annual Payments to Mr. Dolan and to make certain equity contributions to CNYC.

     The Company's by-laws prohibit the making of further investments in or advances to entities owned or controlled by Charles Dolan without the approval of a majority of the members of the Board of Directors who are not employees of the Company or any of its affiliates.

     Richard H.  Hochman, a  director and  a nominee  for director,  was,  until recently, a Managing Director of PaineWebber Incorporated. PaineWebber Incorporated has performed investment banking services for entities affiliated with Charles Dolan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OTHER DIRECTORS

     Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. provides legal services to the Company and certain of its subsidiaries.

     Vincent Tese, a nominee for election as a Director, is a director of The Bear Stearns Companies, Inc. Certain affiliates of The Bear Stearns Companies, Inc. have performed investment banking services for the Company.

                     (2) AUTHORIZATION AND APPROVAL OF THE
              FIRST AMENDED AND RESTATED 1996 EMPLOYEE STOCK PLAN

     On February 13, 1996, the Company's Board of Directors adopted, subject to stockholder approval, the Cablevision Systems Corporation 1996 Employee Stock Plan (the '1996 Plan'). On April 25, 1996, the Board of Directors approved certain amendments to the 1996 Plan (as so amended, the 'Restated 1996 Stock Plan') and directed that the Restated 1996 Stock Plan be submitted to a vote of the stockholders of the Company at the Annual Meeting. The text of the Restated 1996 Stock Plan is set forth in Exhibit A hereto, and the following discussion is qualified in its entirety by reference thereto.

     The Company has previously provided its long-term incentive program through the Amended and Restated Employee Stock Plan (together with its predecessor plans, 'Prior Stock Plan'). Pursuant to its terms, no further awards may be granted under the Prior Stock Plan after December 2, 1995. Under the Prior Stock Plan, the Company was permitted to make awards for up to an aggregate number of shares equal to the sum of (i) 3,500,000 shares, which were to be either treasury shares or authorized and unissued shares, and (ii) the number of restricted shares, if any, purchased from employees of the Company. Additionally, if an award was paid or settled in cash, or expired, lapsed, terminated or was cancelled without the issuance of shares, then the Compensation Committee was permitted to grant awards with respect to shares subject to such prior awards.

     The Restated 1996 Stock Plan will be administered by the Compensation Committee. As in the case of the Prior Stock Plan, awards may be granted under the Restated 1996 Stock Plan to key employees of the Company and its affiliates (other than members of the Compensation Committee) as the Compensation Committee may determine. The Compensation Committee may make awards under the Restated 1996 Stock Plan for up to an aggregate number of shares equal to the sum of (i) 1,500,000 shares, which may be either treasury shares or authorized and unissued shares, and (ii) the number of restricted shares, if any, purchased from employees by the Company. Additionally, if an award is paid or settled in cash, or expires, lapses, terminates or is cancelled without the issuance of shares, then the Compensation Committee may grant awards with respect to shares subject to such prior awards. In the event of any stock dividend, stock split, spin-off, reclassification, recapitalization, or other similar event resulting in dilution of the Class A Common Stock, then the number of shares of Class A Common Stock issuable under the Restated 1996 Stock Plan shall be proportionately adjusted to reflect such transaction. No single employee may be issued awards for a number of shares exceeding 600,000 over the term of the Restated 1996 Stock Plan.

     Under the Restated 1996 Stock Plan, as in the case of the Prior Stock Plan, the Company may grant 'incentive stock options', as defined in Section 422A of the Internal Revenue Code of 1986 (the 'Code'), nonqualified stock options, restricted stock and bonus award shares. Bonus award shares are restricted shares that are payable upon vesting in cash and/or stock at the Company's election. The option exercise price of stock options may not be less than the fair market value per share of Class A Common Stock on the date the option is granted. Other than in the case of the death of an award recipient, such options may be exercised for a term no longer than ten years. The Restated 1996 Stock Plan provides that, in conjunction with the grant of an option, the Company may grant stock appreciation rights ('SARs') pursuant to which the employee may elect to receive payment, either in lieu of the right to exercise such option or in addition to the stock received upon the exercise of such option, as the Compensation Committee may determine at the time the SAR is granted, equal to the difference between the fair market value of the stock as of the date the SAR is exercised and the option exercise price. The Restated 1996 Stock Plan permits the granting of restricted shares and bonus award shares at prices determined by the Compensation Committee.

     Under the Restated 1996 Stock Plan, the Compensation Committee would have the authority, in its discretion, to add performance criteria as a condition to any employee's exercise of a stock option or SAR, or the vesting or payment of any bonus award shares or restricted shares, granted under the Restated 1996 Stock Plan. Additionally, the Restated 1996 Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of bonus award shares or restricted shares granted to such executives under the Restated 1996 Stock Plan. These performance criteria include: (i) earnings per share, (ii) total return to stockholders, (iii) return on equity, (iv) operating income or net income, (v) return on capital, (vi) costs, (vii) results relative to budget, (viii) cash flow, (ix) cash flow margin, (x) cash flow per subscriber, (xi) revenues (xii) revenues per subscriber, (xiii) subscriber growth, (xiv) results relative to quantitative customer service standards, (xv) results relative to quantitative customer satisfaction standards, or (xvi) specified increase in the Fair Market Value of the Company's Class A common stock. Application of the performance criteria may be by reference to the performance of the Company or an affiliate of the Company, or a subdivision or other business unit of either, or any combination of the foregoing, or based on comparative performance relative to other companies. Restricted shares, bonus award shares and shares issuable upon the exercise of an option are paid, at the specified vesting or exercise date, as

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
the case may be, in shares of the Company's Class A Common Stock ('Shares') unless satisfied or settled in cash pursuant to the terms of the Restated 1996 Stock Plan.

     The Board of Directors or the Compensation Committee may discontinue the Restated 1996 Stock Plan at any time and from time to time may amend or revise the terms of the Restated 1996 Stock Plan, as permitted by applicable law, except that it may not revoke or alter, in any manner unfavorable to the recipient of an outstanding award under the Restated 1996 Stock Plan, any award made under the Restated 1996 Stock Plan, without the consent of the recipient of that award, nor may it amend the Restated 1996 Stock Plan without the approval of the stockholders of the Company if such approval is required by Rule 16b-3 under the Exchange Act for transactions pursuant to the Restated 1996 Stock Plan to continue to be exempt thereunder.

     Certain Federal Income Tax Consequences. The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options under the Restated 1996 Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

     An employee will generally not realize any income when an incentive stock option is granted under the Restated 1996 Stock Plan or when such an option is exercised, and the Company will not be entitled to a deduction with respect to the grant or exercise of such an option. The difference between the exercise price of an incentive stock option and the fair market value of the Shares subject to the option at the time of exercise is an item of tax preference which may result in the employee being subject to the alternative minimum tax. If the employee holds the Shares acquired under an incentive stock option for at least two years from the date the option is granted and at least one year from the date of exercise of the option, any gain realized by the employee when the Shares are sold will be taxable as capital gain. If the holding periods are not satisfied, the employee will realize ordinary income in the year of the disposition of the Shares in an amount equal to the excess of the fair market value of such Shares on the date of exercise (or the proceeds of the disposition, if lower) over the option price, and the Company will be entitled to a corresponding deduction. Any remaining gain will generally be capital gain. If an incentive stock option is settled by the Company in cash, Shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, Shares or combination thereof and the Company shall be entitled to a corresponding deduction.

     An employee will not realize any income, and the Company will not be entitled to a deduction, at the time that a nonqualified stock option is granted under the Restated 1996 Stock Plan. Upon exercising a nonqualified stock option, an employee will realize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value on the exercise date of the Shares subject to the option over the exercise price of the option. The employee will have a basis in the Shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those Shares on the exercise date and the employee's holding period in the Shares received will commence on the date of exercise. If a nonqualified stock option is settled by the Company in cash, Shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, Shares or combination thereof and the Company shall be entitled to a corresponding deduction.

     No awards were granted to any executive officer, director, nominee for director or any associate of any such person during 1995 other than an award of 3,800 stock options and 3,800 SARs to Robert S. Lemle on November 2, 1995. During 1995, a total of 43,600 options, 43,600 SARs and 7,100 bonus award shares were issued to employees of the Company and its affiliates (including Mr. Lemle) under the Prior Stock Plan. On May 1, 1996, the Compensation Committee authorized the grant, subject to stockholder approval of the Restated 1996 Stock Plan, of 500,855 options, 500,855 SARs and 90,850 Bonus Awards to 243 employees pursuant to the Restated 1996 Stock Plan; Mr. Quinn and all executive officers as a group receiving 16,000 and 69,000 options, and 16,000 and 69,000 SARs, respectively. No executive officer received Bonus Awards under this grant. On May 1, 1996, the closing price of a Share on the American Stock Exchange was $49.50.

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
     The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, by holders of the Class A Common Stock and the Class B Common Stock voting together as a single class, is required to authorize and approve the Restated 1996 Stock Plan. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION AND APPROVAL OF THE RESTATED 1996 STOCK PLAN.

                     (3) AUTHORIZATION AND APPROVAL OF THE
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Board of Directors believes that the Company's ability to attract and retain capable persons as independent directors will be enhanced if it can provide its nonemployee directors with stock options, and that the Company will benefit from encouraging a sense of proprietorship of such persons and stimulating the active interest of such persons in the development and financial success of the Company. Accordingly, on May 10, 1996, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 1996 Non-Employee Director Stock Option Plan (the 'Director Stock Option Plan'). The Director Stock Option Plan and existing automatic grants thereunder are subject to, and will become effective, upon approval of this Proposal by the requisite vote of the stockholders at the Annual Meeting (the 'Effective Date'). A copy of the Director Stock Option Plan is attached hereto as Exhibit B. The following description of the Director Stock Option Plan is subject to, and qualified in its entirety by reference to the Director Stock Option Plan.

     The Director Stock Option Plan provides for grants to be made of options ('Options') to purchase a maximum of sixty thousand (60,000) shares of Class A Common Stock. In the event of any stock dividend, stock split, spin-off, reclassification, recapitalization, or other similar event resulting in dilution of the Class A Common Stock, then the number of Shares issuable under the Director Stock Option Plan shall be proportionately adjusted to reflect such transaction. All options granted under the Director Stock Option Plan are nonqualified stock options.

     Under the Director Stock Option Plan, as of May 10, 1996 each of the three present directors of the Company who were not current or former employees of the Company or any subsidiary of the Company (each, a 'Nonemployee Director') were granted, subject to stockholder approval of the Director Stock Option Plan, an Option to purchase 7,500 Shares at an exercise price of $50.625 per Share, the closing price of a Share on May 10, 1996. The Director Stock Option Plan provides that each individual who first becomes a Nonemployee Director after the Effective Date will automatically be granted an Option to purchase 2,500 Shares (subject to adjustment as described below) on the date such person becomes a Nonemployee Director. On the first business day after the date of each annual meeting of the Company's stockholders, each person who is then a Nonemployee Director shall automatically be granted an option to purchase 500 Shares. Options granted pursuant to the Director Stock Option Plan will be nonqualified stock options which do not qualify under Section 422 of the Code.

     The Director Stock Option Plan provides that the per share exercise price of each Option will be equal to the fair market value of the Class A Common Stock on the date the Option is granted. In general, fair market value is determined by reference to the last sale price for shares of Class A Common Stock as reported on the American Stock Exchange on the date of the grant.

     Options granted under the Director Stock Option Plan will be fully vested and exercisable on the date of grant. Each Option granted pursuant to the Director Stock Option Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the Option is granted and
(ii) the expiration of three years from the termination of a participant's service on the Company's Board of Directors, provided that in the event that a participant dies while an Option is exercisable, the Option will remain exercisable by the participant's estate or beneficiary only until the first anniversary of the participant's date of death, and whether or not such first anniversary occurs prior to or following the expiration of the ten or three year periods referred to above.

     The obligations of the Company with respect to Options granted under the Director Stock Option Plan are subject to all applicable laws.

     All grants of Options under the Director Stock Option Plan will be automatic and will not be subject to the discretion of any person. The Director Stock Option Plan will be administered by the Company's Board of Directors or by a Committee designated by the Board of Directors.

     The Board of Directors may amend the Director Stock Option Plan from time to time, provided that no amendment which increases the aggregate number of Shares that may be issued under the Director Stock Option Plan may be made without the approval of the Company's stockholders, and provided further that certain provisions regarding eligibility and the terms of the automatic awards granted under the Director Stock Option Plan, may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or the rules thereunder.

     A Nonemployee Director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Director Stock Option Plan. Upon exercising an Option, a Nonemployee Director will realize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value on the exercise date of the Shares subject to the Option over the exercise price of the Option. The Nonemployee Director will have a basis in the Shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those Shares on the exercise date and the employee's holding period in the Shares received will commence on the date of exercise. If an Option is settled by the Company in cash, Shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, Shares or combination thereof and the Company shall be entitled to a corresponding deduction.

     The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, by holders of the Class A Common Stock and the Class B Common Stock voting together as a single class, is required to authorize approval of the Director Stock Option Plan. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION AND APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                    (4) APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year 1996. The stockholders are requested to ratify and approve such appointment.

     It is expected that a representative of KPMG Peat Marwick LLP will be present at the annual meeting of stockholders. The representative will have an opportunity to make a statement and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, by holders of the Class A Common Stock and the Class B Common Stock voting together as a single class, is required to ratify and approve appointment of KPMG Peat Marwick as the Company's auditors for 1996. Abstentions from voting and broker non-votes will have no effect on the outcome of the vote on this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR 1996.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, each person who, at any time during its fiscal year ended December 31, 1995, was a director, officer or beneficial owner of more than ten percent of the Company's Class A Common

Stock that failed to file on a timely basis any such reports. Based on such review, the Company is aware of no such failure other than (i) a report on Form 3 filed by Joseph Cece on March 26, 1996 with respect to his election as an executive officer of the Company on February 13, 1996, (ii) reports on Form 3 filed by Thomas Dolan, the DC Thomas Trust, the Dolan Grandchildren Trust and the Dolan Spouse Trust on March 22, 1996 with respect to Thomas Dolan's election as an executive officer of the Company on February 13, 1996 and (iii) reports on Form 4 filed by Sheila Mahony, Barry O'Leary, Robert Lemle and Patrick Dolan on April 26, 1996 with respect to stock awards granted to such individuals under the Company's Amended and Restated Employee Stock Plan.

                 PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1997 annual meeting of stockholders must be received by the Company at its executive offices shown on page 1 of this proxy statement on or prior to January 26, 1997 to be eligible for inclusion in the Company's proxy material to be used in connection with the 1997 meeting.

     The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995 is enclosed herewith.

                                          By order of the Board of Directors,
                                          ROBERT S. LEMLE
                                          Executive Vice President,
                                            General Counsel and Secretary

Woodbury, New York
May 24, 1996

                                                                       EXHIBIT A

                        CABLEVISION SYSTEMS CORPORATION
              FIRST AMENDED AND RESTATED 1996 EMPLOYEE STOCK PLAN

     1. Purpose. The purpose of the Cablevision Systems Corporation 1996 Employee Stock Plan, is to compensate key employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by key employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such key employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract desirable personnel.

     2. Definitions. When used in this Plan, unless the context otherwise requires:

     (a) 'Affiliate' shall mean (i) any corporation controlling, controlled by, or under common control with the Company or any other Affiliate, (ii) any corporation in which the Company owns at least five percent of the outstanding shares of all classes of common shares of such corporation, (iii) any unincorporated trade or business controlling, controlled by, or under common control with the Company or any other Affiliate, and (iv) any unincorporated trade or business in which the Company owns at least a five percent interest in the capital or profits of such trade or business.

     (b) 'Awards' shall mean options, Rights, Restricted Shares or Bonus Awards which are granted or made under the Plan.

     (c) 'Board of Directors' shall mean the Board of Directors of the Company, as constituted at any time.

     (d) 'Bonus Awards' shall mean awards made pursuant to Section 11.

     (e) 'Committee' shall mean the Committee of the Board of Directors, as described in Section 3.

     (f) 'Company' shall mean Cablevision Systems Corporation, a Delaware corporation.

     (g) 'Executive Officer' shall mean a person who is an officer of the Company within the meaning of Rule 16b-1(f) promulgated under the Securities Exchange Act of 1934, as amended from time to time.

     (h) 'Fair Market Value' on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

     (i) 'Internal Revenue Code' shall mean the Internal Revenue Code of 1986, as amended.

     (j) 'Options' shall mean the stock options issued pursuant to this Plan.

     (k) 'Performance Criteria' shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met prior to either the vesting, exercise or payment of an Award under the Plan as specified by the Committee. Unless the Committee otherwise determines at the time of grant of an award of Restricted Shares or a Bonus Award to an Executive Officer, the Performance Criteria with respect to such award shall be related to at least one of the following criteria, which may be determined by reference to the performance of the Company or an Affiliate, subdivision or other business unit of either, or any combination of the foregoing, or based on comparative performance relative to other companies; (i) earnings per share, (ii) total return to stockholders, (iii) return on equity, (iv) operating income or net income, (v) return on capital, (vi) costs, (vii) results relative to budget,
(viii) cash flow, (ix) cash flow margin, (x) cash flow per subscriber, (xi) revenues (xii) revenues per subscriber, (xiii) subscriber growth, (xiv) results relative to quantitative customer service standards, (xv) results relative to quantitative customer satisfaction standards, or (xvi) a specified increase in the Fair Market Value of the Company's Class A common stock.

     (l) 'Plan' shall mean the Cablevision Systems Corporation 1996 Employee Stock Plan.

     (m) 'Restricted Period' shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 10 hereof.

     (n) 'Restricted Shares' shall mean the Shares granted pursuant to Section 10 hereof.

     (o) 'Restrictions' shall mean the restrictions upon the sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as set forth in Section 10 hereof.

     (p) 'Rights' shall mean the stock appreciation rights issued to the grantee of an Option pursuant to Section 7 of the Plan to receive from the Company cash or Shares or a combination of cash or Shares, based on the excess of the Fair Market Value of the Shares at the time of exercise over the exercise price of the Shares subject to the related option, subject to the terms and conditions of the Plan.

     (q) 'Share' shall mean a share of Class A common stock of the Company, par value $.01.

     (r) 'Subsidiary' shall  mean any  'subsidiary corporation,'  as defined  in
Section 424(f) of the Internal Revenue Code.

     3. Administration. The Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company. No member of the Committee shall (i) be eligible to receive an Award under the Plan while serving on the Committee or at any time within one year prior to his appointment to the Committee, or (ii) receive an award of equity securities under any other plan of the Company or any of its Affiliates while serving on the Committee or at any time prior to his appointment to the Committee, except as permitted by Rule 16b-3 under the Securities Exchange Act of 1934 (the 'Exchange Act') without the member ceasing to be considered a disinterested person thereunder.

     The Committee shall have full authority, subject to the terms of the Plan, to select the persons to whom Awards shall be granted or made under the Plan, to set the date of any such Award and any terms or conditions associated with any such Award. The Committee also shall have the authority to establish such rules and regulations; not inconsistent with the provisions of the Plan, for the proper administration of the Plan and to make such determinations and interpretations under and in connection with the Plan as it deems necessary or advisable. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     4. Participants. Except as hereinafter provided, all officers and key employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. In addition, Charles F. Dolan shall not be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

     5. Shares. The Committee may make Awards under this Plan for up to an aggregate number of Shares equal to the sum of (i) 1,500,000 Shares, which may be either treasury Shares or authorized but unissued Shares, and (ii) the number of Restricted Shares, if any, purchased from employees by the Company. Notwithstanding the foregoing, in no event shall any Participant be granted Awards for a number of Shares exceeding 600,000 in the aggregate over the term of the Plan. If an Award shall be paid or settled or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, or if Restricted Shares shall revert back to the Company, then the Committee may grant Awards with respect to the Shares subject to any such prior Award or the Restricted Shares which have reverted back to the Company. Awards payable only in cash shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan.

     The maximum number of Shares that may be issued under the Plan and the number of Shares with respect to which Awards may be made shall be adjusted to the extent necessary to accommodate the adjustments provided for in Section 12 hereof as well as those adjustments provided for in grants or awards made prior to the effective date of the Plan.

     6. Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

     (a) Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in a certificate or agreement (the 'Option Certificate') signed by the Option holder and an officer of the Company. The Option Certificate shall state whether or not the Option is an incentive stock option. The Committee may, in its sole discretion, establish one or more conditions to the exercise of an Option including, without limitation, conditions the satisfaction of which are measured by performance criteria applicable to the recipient or the Company, as the Committee may deem appropriate, provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code.

     (b) Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Option certificate relating to each Option.

     (c) Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten years. Notwithstanding the foregoing, the Option Certificate issued in connection with a nonqualified Option granted under this Plan may provide that, in the event the Option holder dies while the Option is exercisable, the Option will remain exercisable by the holder's estate or beneficiary only until the first anniversary of the holder's date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the Option was granted.

     (d) Options Granted to Ten Percent Stockholders. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least 110 percent of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five years.

     (e) Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by an Option holder during any calendar year shall not exceed $100,000.

     (f)  Settlement  of an  Option.  When an  Option  is exercised  pursuant to
Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Option holder an amount equal to the product obtained by multiplying
(i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the 'Option Spread') by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Option holder in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

     7. Rights. At the time an Option is granted, or anytime thereafter prior to its expiration, the Committee, in its sole discretion, may issue to the recipient of such Option related Rights with respect to the same number of Shares as are covered by the Option, subject to adjustment pursuant to the terms of Section 12 hereof. The duration of any such Right shall be coextensive with the duration of the related Option.

     (a) Conjunctive and Alternative Rights. Such Rights shall entitle the holder to receive cash from the Company:

          (i) in addition to the right to exercise the related Option (such Rights being hereinafter referred to as 'Conjunctive Rights'); and/or

          (ii) in lieu of the right to exercise the related Option (such Rights being hereinafter referred to as 'Alternative Rights');

as the Committee may determine, in its sole discretion, at the time the Right is granted. If the Option holder is granted Conjunctive Rights, he may exercise such Rights only if, and to the extent that, the related Option has been exercised or is exercisable. If the Option holder is granted Alternative Rights, he may exercise such Rights only to the extent such related Option is exercisable and the exercise of such Alternative Rights shall result in the cancellation of the related Option to the extent of the number of Shares with respect to which such Alternative Rights have been exercised and the exercise of the related Option shall result in the cancellation of the Alternative Rights to the extent of the number of Shares with respect to which such Option has been exercised.

     (b) Terms and Conditions. Upon the exercise of any Rights, the Option holder shall be entitled to receive from the Company an amount in cash equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Option (the 'Rights Spread') by (ii) the number of Shares with respect to which such Rights are exercised. The form, terms and conditions of Rights shall be determined by the Committee. A certificate of Rights (the 'Rights Certificate') signed by an officer of the Company shall be issued to each person to whom Rights are granted.

     8. Exercise of Options and Rights. Except as otherwise provided herein, an Option (and any related Rights), after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee at the time the Option and the related Rights, if any, are granted; provided, however, that any Rights issued to the Option holder shall be exercisable only at the times and in the amounts at which the related Option shall be exercisable.

     All or any part of any remaining unexercised Options (and any related Rights) granted to any person shall be exercisable in full upon the occurrence of such special circumstances or events as, in the sole discretion of the Committee, merits special consideration.

     An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Option holder thereof (or the representative of the estate or the heirs of a deceased Option holder) to such effect. Unless the Company chooses to settle the Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the holder of the Option shall be required to deliver to the Company, within five days of the delivery of the notice described above, either cash, a check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the holder of the Option may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

     Any Rights may be exercised by the holder thereof (or the representative of the estate or the heirs of a deceased Option holder), by delivery of a written notice of exercise of such Rights, together with the Rights Certificate to any person who has been designated by the Company for the purpose of receiving the same. No Option (or related Rights) may be granted pursuant to the Plan or exercised at any time when such Option or Rights, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

     Unless the Committee chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, within a reasonable time after exercise of an Option the Company shall cause to be delivered to the person entitled thereto (i) a certificate for the Shares purchased pursuant to the exercise of the Option and (ii) a check for the cash payable, if any, upon the exercise of the Rights. If the Option and/or related Rights shall have been exercised with respect to less than all of the Shares subject to the Option, the Company shall also cause to be delivered to the person entitled thereto a new Option Certificate and Rights Certificate, if applicable, in replacement of the Option Certificate and the Rights Certificate surrendered at the time of the exercise of the Option and Rights, indicating the number of Shares with respect to which the Option and related Rights remain available for exercise, or the original Option Certificate and Rights Certificate, if any, shall be endorsed to give effect to the partial exercise thereof.

     9. Termination of Options and Rights upon Termination of Employment. At the time an Option and the related Rights, if any, are granted, the Committee shall determine the period of time during which the Option holder may exercise such Option and related Rights, if any, following his termination of employment with the Company and its Affiliates; provided, however, that an Option shall be exercisable only to the extent such Option, by its terms, is exercisable as of the date the Option holder's employment is terminated, unless such Option is made fully exercisable by the Committee pursuant to Section 8 hereof, and such exercise must be accomplished prior to the expiration of the term of such Option and related Rights. The Committee may fix different periods of time during which such Option and related Rights may be exercised following the Option holder's termination of employment, depending on the cause for the Option holder's termination of employment. The Committee shall decide whether, and under what conditions, the Options and related Rights may continue in force in the event of an approved leave of absence.

     10. Restricted Shares. The Committee, in its sole discretion, may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

     (a) Issuance. The employee shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Restricted Shares which have been granted to the employee by the Committee. Subject to the provisions of Section 15 hereof, upon the receipt of such payment, the Company shall issue to the employee a certificate representing such Restricted Shares. The terms and conditions of the grant of such Restricted Shares and the Restrictions applicable to such Shares shall be set forth in writing, in an agreement signed by the employee and an officer of the Company (the 'Restricted Shares Agreement'). In the event the employee fails to make payment to the Company for such Restricted Shares within ten (10) business days of the grant thereof, the grant of Restricted Shares shall lapse and the Committee may again grant Awards with respect to such Shares.

     (b) Restrictions on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. As of the date the Restricted Shares are granted, the Committee, in its sole discretion, shall specify the dates as of which, and the number of Shares with respect to which, Restrictions upon the Restricted Shares shall cease. Without limiting the foregoing, the Committee may provide with respect to any grant of Restricted Shares, that the termination of Restrictions on such Restricted Shares may be subject to, among other things, conditions, the satisfaction of which is measured by one or more Performance Criteria applicable to the recipient or the Company, an Affiliate, division or other business unit, as the Committee may deem appropriate.

     (c) Forfeiture of Restricted Shares. If the employment of an employee by the Company and its Affiliates ceases prior to the end of the Restricted Period for any one of the reasons specified by the Committee at the time the Restricted Shares are granted and set forth in the Restricted Shares Agreement, Restricted Shares held by such employee which are subject to Restrictions shall revert back and belong to the Company. In the event that any Restricted Shares should revert back and belong to the Company pursuant to this section, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee's estate, the full amount paid to the Company by the employee for such Restricted Shares. Notwithstanding the preceding, the Restrictions upon the Restricted Shares shall cease and upon the termination of the employee's employment with the Company and its Affiliates the Restricted Shares shall not revert back and belong to the Company, upon the occurrence of such special circumstances or events as the Committee shall determine in its sole discretion, at or after grant, merit special consideration.

     (d) Right to Vote and Receive Dividends on Restricted Shares. Each holder of Restricted Shares shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. During the Restricted Period, all dividends and distributions paid upon any Restricted Share shall be retained by the Company for the account of the holder of such Restricted Share. Such dividends and distributions shall revert back to the Company if for any reason the Restricted Share upon which such dividends and distributions were paid reverts back to the Company. Upon the expiration of the Restricted Period, all dividends and distributions made on such Restricted Share and retained by the Company will be paid to the holder.

     11. Bonus Awards.

     (a) Grant and Terms of Awards. The Committee shall determine the employees that shall receive Bonus Awards, the number of Shares to be so awarded, and the terms and conditions of such Bonus Awards. The Committee shall determine whether, and under what conditions, Bonus Awards shall remain in force in the event of the termination of the awardee's employment with the Company and its Affiliates.

     (b) Time for Issuance of Bonus Awards. Each grantee of a Bonus Award under the Plan shall receive a letter (the 'Bonus Award Letter') after he has been selected to receive such Bonus Award, which letter shall state the terms of the Bonus Award, including, without limitation, the amount of the Bonus Award, the number of Shares proposed to be issued to him, the vesting schedule for such Bonus Award and the date or dates and the conditions upon which such Bonus Award shall be paid to the grantee. Without limiting the foregoing, the Committee may provide with respect to any Bonus Award, that the vesting of such Bonus Award may be subject to, among other things, conditions, the satisfaction of which is measured by one or more Performance Criteria applicable to the recipient or the Company, an Affiliate, division or other business unit, as the Committee may deem appropriate. The time of issuance of Shares to any grantee may be accelerated by the Committee in its sole discretion. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Bonus Award, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a grantee is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee.

     12. Certain Adjustments.

     (a) Dividends, Stock Splits, Spin-offs, Conversions, Etc. If, during the period prior to complete exercise of any Option or Right (as to such Option or Right) or during the Restricted Period (as to Restricted Stock) or prior to the issuance and delivery of Shares pursuant to a Bonus Award (as to such Bonus Award) (such period being referred to herein as the 'Award Period'), there shall be declared and paid a stock or property dividend or any other distribution by way of dividend, stock split (including a reverse stock split), or spin-off with respect to the Shares, or if the Class A common stock of the Company shall be converted, exchanged, reclassified or recapitalized, or if the Shares shall be in any way substituted for in a merger in which the entity surviving such merger or its parent is a public Company, then:

          (i) in the case of an Option or Right, the Option or Right, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option or Right to such number and kind of securities or cash or other property, subject to the terms of the Option or Right, to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option or Right at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution, and the aggregate purchase price upon the future exercise of the Option or Right shall be the same as if the Shares originally subject to the Option or Right were being purchased or used to determine the amount of the payment to which the holder is entitled thereunder;

          (ii) in the case of a Restricted Share, the holder of the Restricted Share shall receive, subject to the provisions of Section 10(c) hereof, the same securities or other property as are received by the other holders of the Company's Shares pursuant to such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution; and

          (iii) in the case of a Bonus Award, the Bonus Award shall entitle the holder thereof upon the future issuance and delivery of Shares pursuant to a Bonus Award to such number and kind of securities or cash or other property, subject to the terms of the Bonus Award, to which he would have been entitled had he actually owned the Shares subject to the Bonus Award at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution.

     (b) Other Events Resulting in Dilution. If, during the Award Period, there occurs any event as to which the provisions against the effect of dilution contained in the Plan are not strictly applicable, but the failure to make any adjustment would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the Plan, which they believe is necessary to preserve without dilution, the rights represented by the Award. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder and shall make the adjustment described therein.

     (c) Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of the Option or Right or to the holder of a Restricted Share or pursuant to a Bonus Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, based upon the fair market value of such shares or securities at the time of exercise.

     13. No Rights of a Stockholder. An Option holder, Rights holder or grantee of a Bonus Award shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to such Option, any related Rights or the Bonus Award unless and until (i) the Option and/or related Rights shall have been exercised pursuant to the terms thereof or the Shares subject to the Bonus Award shall have vested, (ii) the Company shall have issued and delivered Shares to the Option holder or grantee of a Bonus Award, and (iii) said holder's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, said holder shall have full voting, dividend and other ownership rights with respect to such Shares.

     The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel and the Company's counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

     14. No Right to Continued Employment. Nothing contained herein or in any Options or Rights Certificate, Restricted Share Agreement or Bonus Award Letter shall be construed to confer on any employee any right to continue in the employ of the Company or any Affiliate or derogate from the right of the Company and any Affiliate to retire, request the resignation of, or discharge such employee, at any time, with or without cause.

     15. Issuance of Shares and compliance with the Securities Laws.

     (a) Certain Assurances. Before issuing or delivering any Shares to an Option holder, or at any time prior to the end of the Restricted Period as to any Shares, the Company may: (i) require the holder to give satisfactory assurances that such Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of the applicable securities laws; (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares; and
(iii) condition the issuance and delivery of such Shares upon the listing, registration or qualification of such Shares upon a securities exchange or under applicable securities laws. The Company may also condition the issuance and delivery of Shares upon compliance with all applicable federal, state and other laws and regulations, as determined by the Company's counsel.

     (b) Registration Rights Incident to Awards. Prior to the issuance of Shares pursuant to an Award under the Plan, the Company will cause an appropriate registration statement covering the shares to be issued pursuant to the Plan to be filed with the Securities and Exchange Commission under the Securities Act, if required, and, in any event, will cause a registration statement covering the reoffer and resale of Shares by grantees who may be deemed to be affiliates of the Company to be so filed, and shall use its best efforts to cause each such registration statement to become and remain effective for a period of at least two years from the date such Shares offered for resale were issued by the Company.

     (c) Legended Stock. Each stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of each stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

     16. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of an Option or Rights, an award of Restricted Stock or a Bonus Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments to be made to the holder. In any event, the holder shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property to become due to the holder.

     The holder may elect, subject to the approval of the Committee, to satisfy the requirements of such tax withholding, in whole or in part, by having the Company withhold from the Shares which would otherwise be issued to the holder pursuant to the exercise of an Option or Rights or a Bonus Award, Shares having a Fair Market Value which is equal to the amount of tax required to be withheld. The election must be irrevocable and must be made on or before the date on which the amount of tax to be withheld is determined. In addition, elections by holders who are subject to the restrictions of Section 16(b) of the Exchange Act either (i) must be made at least six months before the date on which the amount of tax to be withheld is determined, or (ii) (A) must be made in the 'window period' beginning on the third business day following the release of the Company's quarterly or annual earnings and ending on the twelfth business day following such release, or be made outside of such 'window period' but will only take effect in such window period, and (B) must not be made within six months of the grant or award of the Option, Right or Bonus Award (unless the holder's death or disability occurs prior to six months from such grant or award).

     17. Non-transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the 'Permitted Transferees'), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees.

     18. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not revoke or alter, in any manner unfavorable to the recipient of an outstanding award under the Plan, any award made under the Plan, without the consent of the recipient of that award, nor may it amend the Plan without the approval of the stockholders of the Company if such approval is required by Rule 16b-3 under the Exchange Act for transactions pursuant to the Plan to continue to be exempt thereunder.

     19. Effective Date. This Plan shall become effective upon its adoption by the Board of Directors or the Committee and shall be submitted to the stockholders of the Company for their approval. In the event that the Plan is not approved by stockholders within 12 months of its adoption by the Board of Directors, the Plan and any awards granted hereunder on or after the date of adoption by the Board of Directors shall become null and void, notwithstanding any other provisions of the Plan to the contrary.

     20. Assumption of Options. The Committee, in its sole discretion, may, with the consent of the Option holder, elect to treat as an Option issued under this Plan (but not as an incentive stock Option, within the meaning of Section 422 of the Internal Revenue Code) an Option to purchase Shares (the 'Assumed Option') which has been granted by any person other than the Company to a person who, as of the date such Assumed Option was granted, was an employee of the Company or an Affiliate. Thereafter, such Assumed Option shall be subject to the terms and conditions of this Plan except that for determining the exercise price of such Assumed Option, when and to what extent such Assumed Option may be exercised and the expiration date of such Assumed Option, the date as of which such Option was granted by such third party shall be treated as the date of grant for purposes of the Plan. Subject to the foregoing, to the extent that there is any conflict between the terms and conditions of this Plan and the Assumed Option, the terms and conditions of this Plan shall control. The number of Shares which may be purchased upon the exercise of any Assumed Option shall reduce, by the same amount, the number of Shares with respect to which Options, related Rights, Restricted Shares and Bonus Awards remain to be granted under the Plan pursuant to Section 5 hereof. In exchange for assuming an Option granted by someone other than the Company, the Company shall receive such consideration, if any, from such third party which the Committee, in its sole discretion, deems appropriate.

     21. Interpretation. Notwithstanding anything to the contrary in the Plan, if any award of Restricted Shares or any Bonus Award is intended, at the time of grant, to be 'other performance-based compensation' within the meaning of
Section 162(m)(4)(C) of the Code, to the extent required to so qualify any such Award hereunder the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as 'other performance-based compensation.'

     22. Final Issuance Date. No Awards shall be made under this Plan after February 13, 2006.

                                                                       EXHIBIT B

                        CABLEVISION SYSTEMS CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. Purpose. The purposes of the Cablevision Systems Corporation Stock Option Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

     2. Definitions. The following terms shall have the respective meanings assigned to them as used herein:

     (a) 'Board of Directors' shall mean the Board of Directors of the Company, as constituted at any time.

     (b)  'Company'   means   Cablevision  Systems   Corporation,   a   Delaware
corporation.

     (c) 'Fair Market Value' on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which such shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

     (d) 'Non-Employee Directors' shall mean a member of the Board of Directors who is not a current or former employee of the Company or its subsidiaries.

     (e) 'Option' shall mean an option granted under the Plan.

     (f) 'Share' shall mean a share of Class A common stock of the Company, par value $0.01.

     (g) 'Participant' shall mean a Non-Employee Director who has been granted an Option.

     (h) 'Plan' shall mean the Cablevision Systems Corporation Stock Option Plan for Non-Employee Directors.

     3. Plan Administration.

     3.1 Authority. The Plan shall be administered by the Board of Directors (unless the Board of Directors appoints a committee thereof to administer the Plan, in which case the Plan may be administered by such committee and references herein to the 'Board of Directors' shall be deemed to mean such Committee unless the context otherwise requires) which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the company and to make all other determinations necessary or advisable for the administration of the Plan.

     3.2 Decisions are Final and Conclusive. The determination of the Board of Directors (or the applicable committee thereof) as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all person, including the Company, its stockholders and persons having any interest in the Options.

     4. Eligibility. All Non-Employee Director are eligible for the grant of Options.

     5. Shares Subject to the Plan.

     5.1 Number. The aggregate number of Shares that may be subject to Options granted under this Plan shall not exceed 60,000 which may be either treasury Shares or authorized but unissued Shares. If an Option expires or terminates without being exercised in full, any Shares remaining under such Option shall again be available for issuance under the Plan. The maximum number of Shares which may be subject to Options shall be adjusted to the extent necessary to accommodate the adjustments provided for in Section 5.2.

     5.2 Adjustment in Capitalization. If there shall be declared and paid a stock or property dividend or any other distribution by way of dividend, stock split (including a reverse stock split), or spin-off with respect to the Shares, or if the Class A common stock of the Company shall be converted, exchanged, reclassified or recapitalized, or if the Shares shall be in any way substituted for in a merger in which the entity surviving such merger or its parent is a public company, then to the extent that an Option has not been exercised the holder thereof shall be entitled upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the Shares originally subject to the Option were being purchased or used to determine the amount of the payment to which the holder is entitled thereunder. If there occurs any event as to which the provisions against the effect of dilution contained in the Plan are not strictly applicable, but the failure to make any adjustment would not fairly protect the rights represented by the Option in accordance with the essential intent and principles thereof, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the Plan, which they believe is necessary to preserve without dilution, the rights represented by the Option. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder and shall make the adjustment described therein. Any fractional shares or securities payable upon the exercise of the Option as a result of an adjustment pursuant to this Section shall be payable in cash, based upon the Fair Market Value of such shares or securities at the time of exercise.

     6. Terms and Conditions of Options.

     6.1 Grant of Options. Each Non-Employee Director on the effective date of the Plan is hereby granted as of such date an Option to purchase 7,500 Shares. Each person who becomes a Non-Employee Director after the effective date of the Plan shall automatically be granted an Option to purchase 2,500 Shares as of the date such person becomes a Non-Employee Director.

     On the first business day after the date of each annual meeting of the Company's stockholders following the date of the initial grant of Options referred to in the preceding paragraph, each person who is then a Non-Employee Director shall automatically be granted an Option to purchase 500 Shares.

     6.2 Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be equal to the Fair Market Value of a Share on the day on which the Option is granted.

     6.3 Vesting. All Options granted under the Plan shall be fully vested and exercisable on the date of grant.

     6.4 Option Agreement. Each Option granted under the Plan shall be evidenced by a written agreement setting forth the terms under which the Option is granted.

     6.5 Term of Options. All rights to exercise an Option shall expire ten years from the day on which such Option is granted, provided, however, that upon the termination of the service of the Participant as a member of the Board of Directors for any reason, all rights to exercise an Option shall terminate upon the first to occur of (i) the third anniversary of the date of the termination of such Participant's service on the Board of Directors, and (ii) the expiration of ten years from the day on which such Option was granted. Notwithstanding the foregoing, in the event that a Participant dies while an Option is exercisable, the Option will remain exercisable by the Participant's estate or beneficiary only until the first anniversary of the Participant's date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the Option was granted or the third anniversary of the date of the termination of such Participant's service on the Board of Directors.

     6.6 Nontransferability. Options may only be exercised during the Participant's lifetime by the Participant (or the Participant's guardian or legal representative), and shall be transferable by will or the laws of descent and distribution, and otherwise only to the extent that, as determined by the Board of Directors, based on the advise of legal counsel, transferability would not prevent the Option from complying with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the 'Act').

     6.7 Other Terms and Conditions. Options may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Board of Directors shall deem appropriate.

     7. Exercise of Options.

     7.1 Written Notice. A Participant who wishes to exercise an Option, or a portion of an Option, shall give written notice thereof to any person who has been designated by the Company for the purpose of receiving the same. The date the Company receives such notice shall be considered as the date such Option was exercised as to the Shares specified in such notice.

     7.2 Payment. A Participant who exercises an Option shall pay to the Company at the date or exercise and prior to the delivery of the Shares for which the Option is being exercised the aggregate exercise price of all Shares pursuant to such exercise of the Option. Payment shall be made by check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option; provided, however, that a holder may not use any Shares he has acquired pursuant to the exercise of an Option.

     7.3 No Privilege of Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Option unless and until such Shares have been issued and have been duly registered in the Participant's name.

     8. Duration. This Plan shall remain in effect until May 10, 2006 unless sooner terminated by the Board of Directors. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

     9. Amendment. The Board of Directors may amend the Plan from time to time, provided that no amendment which increases the aggregate number of Shares that may be issued under the Plan may be made without the approval of the Company's shareholders, and provided further that the provisions of Section 4, 6.1, 6.2,
6.3 and 6.5 may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or the rules thereunder.

     10. Compliance with Laws and Regulations. This Plan, the grant and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

     11. Compliance with Rule 16b-3. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Act. If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All grants and exercises of Options under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Board of Directors may make such modifications so as to conform the Plan and any Options granted thereunder to the Rule's requirements.

     12. Withholding. If the Company shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company out of any funds or property to become due to the Participant.

     13. Governing Law. The Plan and any agreements hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without references to principles of conflict of laws.

     14. Effective Date. The Plan is effective as of May 10, 1996, subject to the approval of the stockholders of the Company.

                                      APPENDIX 1
                                      PROXY CARD

                            CABLEVISION SYSTEMS CORPORATION

C            SOLICITED BY THE BOARD OF DIRECTORS
L            ANNUAL MEETING OF STOCKHOLDERS, JUNE 19, 1996
A            The undersigned hereby appoints WILLIAM J. BELL, MARC A. LUSTGARTEN, BARRY J. O'LEARY and ROBERT S. LEMLE and each
S            of  them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS
S            CORPORATION (the 'Company') which the undersigned is entitled to  vote at the Company's Annual Meeting to be  held at the Company's executive offices, One Media Crossways, Woodbury, New York 11797, on Wednesday, June 19, 1996, at
A            10:00  o'clock in the  morning, and at  any adjournment thereof, hereby  ratifying all that  said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:
P            Unless otherwise specified  in the spaces  provided, the undersigned's  vote is to  cast FOR the  election of  the
R            nominees  for directors listed in Proposal (1)  and FOR approval of Proposals (2),  (3) and (4) below, all as more
O            fully described in the accompanying Proxy Statement.
X            Receipt of the  Notice of  said annual  meeting and  of the  Proxy Statement  and Annual  Report on  Form 10-K  of
Y            CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

                                                                      OVER

                                                           Please mark     [x]
                                                          your votes as
                                                           indicated in
                                                           this example

     FOR all nominees listed below                      WITHHOLD AUTHORITY
         (except as marked to                             to vote for all
         the contrary hereon).                         nominess listed below.
                 [ ]                                             [ ]

1. Election of the following nominees as Class A Directors:
   Charles D. Ferris, Richard H. Hochman, Victor Oristano and Vincent Tese. (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE'S WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

   ---------------------------------------------------------------------------

2. Proposal to authorize and approve Cablevision Systems Corporation's First Amended and Restated 1996 Employee Stock Plan.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

3. Proposal to authorize and approve Cablevision Systems Corporation's 1996 Non-Employee Director Stock Option Plan.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

4. Proposal to ratify and approve the appointment of KPMG Peat Marwick LLP, as auditors for the fiscal year 1996.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SIGNATURES ____________________________________________DATE ____________________

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by the corporation, it should be signed by an authorized officer and the corporate seal affixed. PLEASE DATE, SIGN AND RETURN THIS PROMPTLY IN THE ENVELOPE PROVIDED